Exhibit 4.3

Execution version

Dated 28 September 2012

$81,850,000

TERM LOAN FACILITY

FASTNET SHIPCO LLC
SHANNON SHIPCO LLC
ROCKALL SHIPCO LLC
FORTH SHIPCO LLC
VIKING SHIPCO LLC
as joint and several Borrowers

and

ARDMORE SHIPHOLDING LIMITED
as Guarantor

and

DVB BANK SE
as Arranger

and

DVB BANK SE
as Original Lender

and

DVB BANK SE
as Facility Agent

and

DVB BANK SE
as Security Agent

FACILITY AGREEMENT

relating to the refinancing of
m.t. “Ardmore Seafarer”, m.t. “Ardmore Seamaster” and m.t. “Ardmore Centurion” and the financing of hull numbers S-5118 and S-5119 at SPP Shipbuilding Co., Ltd.

Index

Clause		Page
1	Definitions and Interpretation	1
2	The Facility	21
3	Purpose	21
4	Conditions of Utilisation	21
5	Utilisation	23
6	Repayment	25
7	Prepayment and Cancellation	26
8	Interest	30
9	Interest Periods	31
10	Changes to the Calculation of Interest	32
11	Fees	33
12	Tax Gross Up and Indemnities	34
13	Increased Costs	36
14	Other Indemnities	37
15	Mitigation by the Lenders	39
16	Costs and Expenses	39
17	Guarantee and Indemnity	41
18	Representations	44
19	Information Undertakings	49
20	Financial Covenants	52
21	General Undertakings	54
22	Insurance Undertakings	60
23	Ship Undertakings	65
24	Security Cover	70
25	Application of Earnings	71
26	Events of Default	72
27	Changes to the Lenders	77
28	Changes to the Obligors	81
29	The Facility Agent and the Arranger	82
30	The Security Agent	88
31	Conduct of Business by the Finance Parties	97
32	Sharing Among the Finance Parties	98
33	Payment Mechanics	100
34	Set-Off	103
35	Notices	103
36	Calculations and Certificates	104
37	Partial Invalidity	105
38	Remedies and Waivers	105
39	Settlement or Discharge Conditional	105
40	Irrevocable Payment	105
41	Amendments and Waivers	105
42	Confidentiality	106
43	Governing Law	110
44	Enforcement	110

Schedules

Schedule 1 The Parties	111
Schedule 2 Conditions Precedent	115
Schedule 3 Requests	122
Schedule 4 Mandatory Cost Formulae	125

Execution

Execution Pages	142

                           Error! Unknown document property name.
SK 28178 0001 1471897

THIS AGREEMENT is made on 28 September 2012

PARTIES

(1)
FASTNET SHIPCO LLC, SHANNON SHIPCO LLC, ROCKALL SHIPCO LLC, FORTH SHIPCO LLC and VIKING SHIPCO LLC, each a limited liability company formed in the Republic of the Marshall Islands whose registered address is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as joint and several borrowers (together the “Borrowers” and each a “Borrower”)

(2)
ARDMORE SHIPHOLDING LIMITED, a company incorporated in the Republic of Ireland whose registered office is at City Gate Building, Second Floor, Mahon, Cork, Republic of Ireland as guarantor (the “Guarantor”)

(3)	DVB BANK SE acting through its office at Platz der Republic 6, D-60325 Frankfurt am Main, Federal Republic of Germany as arranger (the “Arranger”)

(4)	DVB BANK SE acting through its office at Platz der Republic 6, D-60325 Frankfurt am Main, Federal Republic of Germany as lender (the “Original Lender”)

(5)	DVB BANK SE acting through its office at Platz der Republic 6, D-60325 Frankfurt am Main, Federal Republic of Germany as agent of the other Finance Parties (the “Facility Agent”)

(6)	DVB BANK SE acting through its office at Platz der Republic 6, D-60325 Frankfurt am Main, Federal Republic of Germany as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

The Lenders have agreed to make available to the Borrowers a facility of up to $81,850,000 for the purposes of:

(A)	refinancing the Existing Indebtedness under the Existing Loan Agreement by way of a loan in a principal amount not exceeding $36,850,000; and

(B)	financing the Delivery Instalment in respect of each New Ship by way of a loan in a principal amount not exceeding $45,000,000.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Account Bank” means Nordea Bank Finland plc acting through its office at 55 Basinghall Street, London, EC2V 5NB, England or any other bank acceptable to the Lenders with which an Earnings Account and an Escrow Account will be maintained by a Borrower.

“Accounts” means the Earnings Accounts and the Escrow Accounts.

“Accounts Security” means each document creating security in respect of the Accounts in agreed form.

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

“Advance” means a borrowing of part of the Facility under this Agreement.

“Affected Lender” has the meaning given to it in Clause 10.1 (Currency non-availability).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Approved Brokers” means such insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, war risks and protection and indemnity risks associations as have been approved by the Facility Agent in writing in advance.

“Approved Charterer” means (a) in respect of an Existing Charter, the relevant Existing Charterer and (b) in respect of any Charter (other than an Existing Charter) and any New Ship Charter, a third party which has been approved by the Facility Agent in advance.

“Approved Classification” means, in respect of a Ship, the classification specified in Schedule 9 with the Approved Classification Society or the equivalent classification with another Approved Classification Society.

“Approved Classification Society” means, in respect of a Ship, the classification society specified in Schedule 9 or any other classification society which is a member of the International Association of Classification Societies and which has been approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

“Approved Commercial Manager” means, in respect of a Ship, Ardmore Shipping Limited, a company incorporated in the Republic of Ireland whose registered office is at City Gate Building, Second Floor, Mahon, Cork, Republic of Ireland or any of its affiliates or Subsidiaries, or any other person approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders, which authorisation no Lender shall unreasonably delay, as the commercial manager of the Ships.

“Approved Flag” means, in respect of a Ship, the Marshall Islands or such other flag and, if applicable, port of registry approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

“Approved Manager” means the Approved Commercial Manager and the Approved Technical Manager.

“Approved Technical Manager” means, in respect of a Ship, Bernhard Schulte Shipmanagement (Cyprus) Limited, a company incorporated in the Republic of Cyprus whose registered office is at 284, Arch. Makarios III Avenue, Fortuna Court, Limassol, Cyprus] or Thome Ship Management Pte Ltd acting through its office at 16 Raffles Quay, #43-01 Hong Leong Building, Singapore 048581 or any other person under the supervision of Ardmore Shipping Limited approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders, which authorisation no Lender shall unreasonably delay, as the technical manager of the Ships.

“Approved Valuer” means, in respect of a Ship, at any time during the Security Period, any of the firms listed in Schedule 10 (List of Approved Valuers) or any other firm or firms of shipbrokers approved in writing by the Facility Agent.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including 31 March 2014 or such longer period acceptable to the Facility Agent in its entire discretion.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Advance that is due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“BBA Page LIBOR 01” has the meaning given to it in the definition of LIBOR.

“Break Costs” means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Builder” means SPP Shipbuilding Co., Ltd., a corporation organised and registered in the Republic of Korea with its principal office at #1988, Chojean-ri, Sanam-yeon, Sacheon-si, Gyeongsangnam-do, Korea.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Cork, Athens, Frankfurt, London and New York and, in relation to a Utilisation Date for a New Ship Tranche only, Seoul.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Charter” means any charter relating to that Ship, or other contract for its employment, whether or not already in existence.

“CISADA” means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Commitment”  means:

(a)
in relation to the Original Lender, the amount set opposite its name under the heading “Commitment” in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate in the form set out in Schedule 7 (Form of Compliance Certificate) or in any other form agreed between the Guarantor and the Facility Agent.

“Confidential Information” means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 42 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking in the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

“Contract Price” means, in respect of a New Ship, the price payable for that New Ship under article 2 of the Shipbuilding Contact, subject to adjustment as provided in article 3 of the Shipbuilding Contract.

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

“Cost of Funds” means at any time at which a request is made to exercise the fixed rate option under Clause 9.1(c), the actual rate determined by a Lender at its absolute discretion (which determination shall be final and conclusive and binding on the Borrowers) quoted to that Lender in the ordinary course of its business (including, without limitation, broker quotes to that Lender of funding rates available in the European financial markets) to fund that part of its participation in the Loan for the relevant Interest Period in respect of which such fixed rate option has been exercised.

“Default” means an Event of Default or a Potential Event of Default.

“Delegate” means any delegate, agent, attorney, co-trustee or other person appointed by the Security Agent.

“Delivery Advance” means the Advance under a New Ship Tranche.

“Delivery Date” means:

(a)	in respect of an Existing Ship, the Utilisation Date of the Existing Ship Tranche relating to that Ship; and

(b)	in respect of a New Ship, the date on which the New Ship is delivered by the Builder to the relevant Borrower under the Shipbuilding Contract applicable to it.

“Delivery Instalment” means, in respect of a New Ship, the part of the Contract Price due to the Builder under Article 10(c)(v) of the Shipbuilding Contract applicable to that New Ship on its Delivery Date.

“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Document of Compliance” has the meaning given to it in the ISM Code.

“dollars” and “$” mean the lawful currency, for the time being, of the United States of America.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of the use or operation of a Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to a Borrower or the Security Agent in the event of requisition of a Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a Ship;

(vi)	all moneys which are at any time payable under any Insurances in respect of loss of hire;

(vii)	all monies which are at any time payable to a Borrower in respect of general average contribution; and

(b)
if and whenever a Ship is employed on terms whereby any moneys falling within paragraphs (i) to (vi) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

“Earnings Account” means:

(a)
a current account in the name of each Borrower with the Account Bank designated “Fastnet Shipco - Earnings Account”, “Shannon Shipco - Earnings Account”, “Rockall Shipco - Earnings Account”¸ “Forth Shipco - Earnings Account” and “Viking Shipco - Earnings Account” respectively; or

(b)
any additional deposit account with the same Account Bank which is designated by the Facility Agent as a deposit account forming part of a or connected with an Earnings Account for the purposes of this Agreement and the other Finance Documents, provided that:

(i)
the relevant Borrower in whose name such account has been opened provides first priority security in favour of the Security Agent in such form as the Facility Agent, acting with the authorisation of the Majority Lenders, may approve or require; and

(ii)	withdrawals from such account can only be made in order to credit the earnings account in the name of the relevant Borrower with the Account Bank; or

(c)
subject to such account being the subject of first priority Security in favour of the Security Agent and provided that such account shall be with the same Account Bank or any other account with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank which is designated by the Facility Agent as an Earnings Account for the purposes of this Agreement and the other Finance Documents.

“Employment Conditions” means:

(a)
in respect of each Existing Ship, its employment (i) under an Existing Charter, (ii) under any Charter with a term exceeding or capable of exceeding 12 months less a redelivery allowance of not more than 30 days which is approved by the Facility Agent in advance (for the avoidance of doubt, the Facility Agent approves any Charter which has, or is with any extension or renewal, capable of having a duration of more than 12 months), (iii) under any pooling arrangements approved by the Facility Agent in writing in advance, (iv) under a Charter with a term of 12 months plus or minus a redelivery allowance of not more than 30 days; and

(b)
in respect of each New Ship which is a Mortgaged Ship its employment under any Charter with a term exceeding 12 months with a minimum net daily rate of $14,000 per day which is approved by the Facility Agent in advance, provided that for a period of up to three months, after the Utilisation Date relevant to a New Ship such conditions shall be met if such a Charter has been executed and the New Ship has not yet been delivered under the Charter.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose,  “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)
any release, emission, spill or discharge into a Ship or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Ship and which involves a collision between that Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or  noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Escrow Account” means:

(a)	an account in the name of Forth Shipco LLC with the Account Bank designated “Forth Shipco - Escrow Account”;

(b)	an account in the name of Viking Shipco LLC with the Account Bank designated “Viking Shipco - Escrow Account”; or

(c)
subject to such account being the subject of first priority Security in favour of the Security Agent and provided that such account shall with the same account bank any other account (with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank which is designated by the Facility Agent as an Escrow Account for the purposes of this Agreement and the other Finance Documents.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Existing Charter” means, in respect of an Existing Ship, the charter relating to that Existing Ship set out in Schedule 11 (Existing Charters).

“Existing Charterer” means, in respect of an Existing Charter, the company whose name appears in the second column of the table in Schedule 11 (Existing Charters) and corresponds to the Existing Ship listed in the first column of that table

“Existing Facility Agent” means the “Agent” as such term is defined in the Existing Loan Agreement.

“Existing Indebtedness” means the “Indebtedness” as such term is defined in the Existing Loan Agreement.

“Existing Loan Agreement” means the facility agreement dated 15 October 2010 and entered into between the Existing Owners as borrowers and DVB Bank SE as arranger, underwriter, agent and security agent in respect of a loan facility of up to $38,000,000 to finance the acquisition of the Existing Ships.

“Existing Owner” means, in respect of an Existing Ship, the Borrower which is the owner of that Existing Ship.

“Existing Ship” means each Ship listed in Part I of Schedule 9 (Existing Ships).

“Existing Ship Tranche” means Tranche A, Tranche B or Tranche C.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current or future regulations or official interpretations thereof.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger or the Facility Agent and the Borrowers setting out any of the fees referred to in Clause 11 (Fees).

“Final Repayment Date” means, in respect a Sub-Loan, the date falling 84 Months from the Utilisation Date in respect of such Sub-Loan.

“Finance Document” means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	the Membership Interests Security;

(d)	the Mortgages;

(e)	the General Assignments;

(f)	any Accounts Security;

(g)	the Managers’ Undertakings;

(h)	the Subordination Agreement;

(i)
any other document (whether or not it creates Security) which is executed as security for, or for the purpose of establishing a priorities subordination arrangement in relation to, the Secured Liabilities; and

(j)	any other document designated as such by the Facility Agent and the Borrowers.

“Finance Party” means the Facility Agent, the Security Agent, the Arranger or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“GAAP” means generally accepted accounting principles in the United States of America and IFRS.

“General Assignment” means, in respect of a Ship, the general assignment creating security in respect of that Ship’s Earnings, its Insurances , any Requisition Compensation in respect of that Ship and its Existing Charter (if any) and any other charter entered into or to be entered into with a term exceeding or capable of exceeding 12 months plus a redelivery allowance of not more than 30 days in agreed form.

“Greenbriar” means Greenbriar Equity Group LLC a limited liability company incorporated under the laws of Delaware and having its registered office at 555 Theodore Fremd Avenue, Suite A-201, Rye, New York, 10580.

“Group” means, at any time, the Guarantor and its Subsidiaries at that time.

“Guarantor Credit Line” has the meaning given to that term in Clause 20.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Increased Tranche Portion” has the meaning given to that term in Clause 7.8(b).

“Indemnified Person” has the meaning given to it in Clause 14.2 (Other indemnities).

“Insurances” means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship, its Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Interest Period” means, in relation to a Sub-Loan or the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Loan Administration Form” means a form substantially in the form set out in Schedule 13 (Loans Administration Form).

“Lender” means:

(a)	the Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

“LIBOR” means, in relation to any Advance, the Loan or any Unpaid Sum:

(a)        the applicable Screen Rate; or

(b) (if no Screen Rate is available for dollars for the Interest Period of that Advance, the Loan or that Unpaid Sum), the Reference Bank Rate,

as of the Specified Time on the Quotation Day for dollars and for a period comparable to the Interest Period for that Advance, the Loan or that Unpaid Sum and, if any such rate is below zero, LIBOR shall be deemed to be zero.

“LMA” means the Loan Market Association.

“Loan” means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility.

“Major Casualty” means, in respect of a Ship, any casualty to it in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency.

“Majority Lenders” means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or

(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate 66⅔ per cent. of the Loan immediately before such repayment.

“Manager’s Undertaking” means the letter of undertaking from the Approved Technical Manager and the letter of undertaking from the Approved Commercial Manager subordinating the rights of the Approved Technical Manager and the Approved Commercial Manager respectively against each Ship and each Borrower to the rights of the Finance Parties in agreed form.

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

“Margin” means subject to paragraph (c) of Clause 8.1, 3.75 per cent per annum.

“Market Value” means, in relation to a Ship or any other vessel, at any date, the market value of that Ship or vessel shown by a valuation prepared:

(a)	by an Approved Valuer;

(b)	with or without physical inspection of that Ship or vessel (as the Facility Agent may require);

(c)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter; and

(d)	except for any valuation provided by Maritime Strategies International Ltd which shall be on the basis of the valuation method used by them from time to time,

after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

“Material Adverse Effect” means in the opinion of the Majority Lenders a  material adverse effect on:

(a)
the business, operations, property, condition (financial or otherwise) or prospects of the Guarantor, the other Obligors, any material Subsidiary (being a Subsidiary the total assets or total revenues of which (consolidated as appropriate with its own Subsidiaries) as at the date of its latest audited and where appropriate consolidated financial statements were prepared account for 10 per cent. or more of the consolidated total assets or of the total revenues of the Guarantor calculated by reference to the latest audited consolidated financial statements of the Guarantor or other later financial statement of the Guarantor as agreed by the Facility Agent) or  the Group as a whole; or

(b)	the ability of any Obligor to perform its obligations under any Finance Document; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Membership Interests Security” means, in respect of a Borrower, a document creating security in respect of the membership interests in that Borrower in the agreed form.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgage” means, in respect of a Ship, the first preferred Marshall Islands ship mortgage on that Ship in agreed form.

“Mortgaged Ship” means any Ship which from time to time is, or pursuant to the terms of this Agreement, should be, subject to a Mortgage.

“Newbuild Owner” means, in relation to a New Ship, the buyer of such New Ship under the Shipbuilding Contract relating to such New Ship and, on and from its Delivery Date, the owner of such New Ship.

“New Ship” means each Ship listed in Part II of Schedule 9 (New Ships).

“New Ship Charter” means, in respect of a New Ship, a Charter that meets the Employment Conditions.

“New Ship Tranche” means Tranche D and Tranche E.

“Obligor” means the Borrowers, the Guarantor, the Approved Commercial Manager as at the date of this Agreement and any other member of the Group who executes a Finance Document.

“Original Drawdown Date” has the meaning given to that term in Clause 7.9(a).

“Original Drawing” has the meaning given to that term in Clause 7.9(a).

“Original Financial Statements” means in relation to the Guarantor, the audited consolidated financial statements of the Group for its financial year ended 31 December 2011.

“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).

“Owning Borrower” means, in respect of a Ship, the Borrower which is the registered owner of that Ship.

“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)).

“Party” means a party to this Agreement and, where the context so permits, a party to another Finance Document.

“Permitted Charter” means each Existing Charter, each New Ship Charter and any other charter that satisfies the Employment Conditions and:

(a)	which is a time or consecutive voyage charter or permitted pool entry; and

(b)	which is entered into on bona fide arm’s length terms at the time at which the relevant Ship is fixed; and

(c)	in respect of which not more than two months’ hire is payable in advance,

and any other charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

“Permitted Security” means:

(a)	Security created by the Finance Documents;

(b)	Security created pursuant to the Existing Loan Agreement;

(c)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(d)	liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(e)	liens for salvage;

(f)	liens for master’s disbursements incurred in the ordinary course of trading; and

(g)
any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts exceeding US$500,000 and which are more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 23.15 (Restrictions on chartering, appointment of managers etc.)

“Potential Event of Default” means any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

“Protected Party” has the meaning given to it in Clause 12.1 (Definitions).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars]. for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means the London branch of DVB Bank SE and the London branches of two other banks or financial institutions selected by the Facility Agent after consultation with the Borrowers.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Balloon Amount” has the meaning given to it in Clause 6.1(b).

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)
any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, under the Finance Documents to which it is a party is situated;

(c)	the jurisdiction of its central management and control and any jurisdiction where it habitually conducts a significant proportion of its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security created, or intended to be created, under the Finance Documents to which it is a party; and

(e)	the jurisdiction of the Approved Flag of any Ship owned by it.

“Repayment Date” means each date on which a Repayment Instalment is required to be made under Clause 6.1 (Repayment of Loan).

“Repayment Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).

“Repeating Representation” means each of the representations set out in Clause 18 (Representations) (except Clause 18.10 (Insolvency), Clause 18.11 (No filing or stamp taxes) and Clause 18.12 (Deduction of Tax)) and any representation of any Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition” means:

(a)
any expropriation, confiscation, requisition or acquisition of a Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) unless it is within 30 days redelivered to the full control of the Owning Borrower; and

(b)	any arrest, capture, seizure or detention of a Ship (including any hijacking or theft) unless it is within 30 days redelivered to the full control of the Owning Borrower.

“Requisition Compensation” includes all compensation or other moneys payable by reason of any Requisition.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council; or

(b)	imposed by CISADA; or

(c)	otherwise imposed by any law or regulation,

by which any Obligor is bound or to which it is subject or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor.

“Screen Rate” means [the British Bankers’ Association Interest Settlement Rate for dollars for the relevant period displayed on the appropriate page of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Secured Liabilities” means all present and future obligations and liabilities, actual or contingent, of the Obligors or any of them to the Secured Parties or any of them under or in connection with the Finance Documents or any of them.

“Secured Party” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent’s interest in any turnover trust created under the Finance Documents;

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

“Selection Notice” means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Servicing Bank” means the Facility Agent or the Security Agent.

“Ship A” means the Ship described as such in further detail in Part I of Schedule 9 (Existing Ships).

“Ship B” means the Ship described as such in further detail in Part I of Schedule 9 (Existing Ships).

“Ship C” means the Ship described as such in further detail in Part I of Schedule 9 (Existing Ships).

“Ship D” means the Ship described as such in further detail in Part II of Schedule 9 (New Ships).

“Ship E” means the Ship described as such in further detail in Part II of Schedule 9 (New Ships).

“Ship” means an Existing Ship and a New Ship.

“Shipbuilding Contract” means, in respect of a Newbuild Owner, the shipbuilding contract entered into by it with the Builder as described more fully in Part II of Schedule 9 (New Ships).

“Specified Time” means a time determined in accordance with Schedule 8 (Timetables);

“Sub-Loan” means, in respect of a Tranche, the aggregate principal amount outstanding for the time being of the borrowings under that Tranche.

“Subordination Agreement” means an agreement in form reasonably acceptable to the Facility Agent in favour of the Security Agent subordinating the rights of the Bank of Montreal under the Guarantor Credit Line to the rights of the Finance Parties under the Finance Documents permitting the payment of interest except whilst an Event of Default is continuing (in which event interest may be capitalised or payable as agreed by the Facility Agent) and providing that no Security should be given in respect of the Guarantor Credit line by any member of the Group.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Deduction” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Payment” has the meaning given to it in Clause 12.1 (Definitions).

“Termination Date” means the date falling 84 Months from the last Utilisation Date under this Agreement.

“Third Parties Act” has the meaning given to it in Clause 1.5 (Third party rights).

“Total Commitments” means the aggregate of the Commitments, being $81,850,000 at the date of this Agreement.

“Total Loss” means:

(a)	actual, constructive, compromised, agreed or arranged total loss of a Ship; or

(b)	any Requisition.

“Total Loss Date” means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning that Ship with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of total loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

“Tranche” means Tranche A, Tranche B, Tranche C, Tranche D and Tranche E.

“Tranche A” means a borrowing of part of the Facility under this Agreement in respect of Ship A in a principal amount not exceeding $12,200,000.

“Tranche B” means a borrowing of part of the Facility under this Agreement in respect of Ship B in a principal amount not exceeding $12,650,000.

“Tranche C” means a borrowing of part of the Facility under this Agreement in respect of Ship C in a principal amount not exceeding $12,000,000.

“Tranche D” means a borrowing of part of the Facility under this Agreement in respect of Ship D in a principal amount not exceeding $22,500,000.

“Tranche E” means a borrowing of part of the Facility under this Agreement in respect of Ship E in a principal amount not exceeding $22,500,000.

“Transaction Security” means the Security created or intended to be created in favour of the Security Agent pursuant to the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Establishment” means a UK establishment as defined in the Overseas Regulations.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Utilisation Date” means the date on which the relevant Advance is, or is to be, to be made.

“Utilisation Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the “Account Bank”, the “Facility Agent”, the “Arranger”, the “Security Agent”, any “Finance Party”, any “Secured Party”, any “Obligor” or any other “person” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	“document” includes a deed and also a letter, fax or telex;

(v)	“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)
“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	“proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(x)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to London time;

(xiv)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xv)	words denoting the singular number shall include the plural and vice versa; and

(xvi)	“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

“approved” means, for the purposes of Clause 22 (Insurance Undertakings), approved in writing by the Facility Agent;

“excess risks” means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of a Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims;

“obligatory insurances” means all insurances effected, or which the Borrowers are obliged to effect, under Clause 22 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls) (1/10/82) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and

“war risks” includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrowers and the Facility Agent); or

(b)	in any other form agreed in writing between the Borrowers and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 41.2 (Exceptions) applies, all the Lenders.

1.5	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(d)
Notwithstanding any other provision of the Finance Documents, a Finance Party may separately sue for any Unpaid Sum due to it without the consent of any other Finance Party or joining any other Finance Party to the relevant proceedings.

3	PURPOSE

3.1	Purpose

The Borrowers shall apply all amounts borrowed by it under the Facility only for the purposes stated in the preamble (Background) to this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrowers may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request (in the case of paragraphs (a) and (b) below only) and on the proposed Utilisation Date and before the Advance is made available:

(a)	no Default is continuing or would result from the proposed Advance;

(b)	the Repeating Representations to be made by each Obligor are true and accurate;

(c)	no event described in Clause 7.4 (Mandatory cancellation on default under a Shipbuilding Contract) has occurred.

(d)
in the case of each Advance under the Existing Ship Tranche, the Facility Agent has received, or is satisfied it will receive when the relevant Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent; and

(e)
in the case of a Delivery Advance under the New Ship Tranche, the Facility Agent has received, or is satisfied that it will receive when such Delivery Advance is made available, all of the documents and other evidence listed in Part C of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.3	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers.

SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of a Utilisation Request

(a)	The Borrowers may utilise the Facility or any part of it by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may not deliver more than one Utilisation Request in respect of a Tranche.

(c)	The Borrowers may not deliver a Utilisation Request if, as a result of the proposed Utilisation, more than five Advances would have been made.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)	The amount of a proposed Advance under:

(i)
Tranche A must be an amount which, on the proposed Utilisation Date, does not exceed the lower of (A) $12,200,000 and (B) when such Advance is aggregated with all other Advances utilised (or to be utilised on the proposed Utilisation Date) under the Existing Ship Tranches, 60% of the Market Value of all Existing Ships which are or will, on the proposed Utilisation Date be, Mortgaged Ships;

(ii)
Tranche B must be an amount which, on the proposed Utilisation Date, does not exceed the lower of (A) $12,650,000 and (B) when such Advance is aggregated with all other Advances utilised (or to be utilised on the proposed Utilisation Date) under the Existing Ship Tranches, 60% of the Market Value of all Existing Ships which are or will, on the proposed Utilisation Date be, Mortgaged Ships;

(iii)
Tranche C must be an amount which, on the proposed Utilisation Date, does not exceed the lower of (A) $12,000,000 and (B) when such Advance is aggregated with all other Advances utilised (or to be utilised on the proposed Utilisation Date) under the Existing Ship Tranches, 60% of the Market Value of all Existing Ships which are or will, on the proposed Utilisation Date be, Mortgaged Ships;

(iv)
Tranche D must be an amount which, on the proposed Utilisation Date, does not exceed the lower of (A) $22,500,000, (B) 59.52% of the Contract Price of Ship D and (C) when such Advance is aggregated with the then outstanding principal amount of all other Advances utilised as at the proposed Utilisation Date (or to be utilised on the proposed Utilisation Date), 60% of the Market Value of all Ships which are, or on the proposed Utilisation Date will be, Mortgaged Ships; and

(v)
Tranche E must be an amount which, on the proposed Utilisation Date, does not exceed the lower of (A) $22,500,000, (B) 59.52% of the Contract Price of Ship E and (C) when such Advance is aggregated with the then outstanding principal amount of all other Advances utilised as at the proposed Utilisation Date (or to be utilised on the proposed Utilisation Date), 60% of the Market Value of all Ships which are, or on the proposed Utilisation Date will be, Mortgaged Ships.

(c)	The amount of the proposed Advance must be an amount which, when aggregated with any previous Advances utilised under this Facility, is not more than the Available Facility.

(d)
The amount of the proposed Advance must be an amount which would not oblige the Borrowers to provide additional security or prepay part of the Advance if the ratio set out in Clause 24 (Security Cover) were applied immediately after the Advance was made.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.

(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5	Cancellation of Commitments

The Commitments which are unutilised at the end of the Availability Period shall be immediately cancelled at that time.

5.6	Payment to third parties

The Facility Agent shall, on each Utilisation Date, pay to, or for the account of, the Borrowers the amounts which the Facility Agent receives from the Lenders in respect of the Advance.  That payment shall be made:

(a)
to the account of (i) in the case of an Existing Ship Tranche, the account of the Existing Facility Agent under the Existing Loan Agreement and (ii) in the case of a New Ship Tranche,  the Builder which the Borrowers specify in the relevant Utilisation Request; and

(b)	in like funds as the Facility Agent received from the Lenders in respect of the Advance.

5.7	Disbursement of Advance to third party

The payment by the Facility Agent under Clause 5.6 (Payment to third parties) to the Builder, or as the case may be, the Existing Facility Agent shall constitute the making of the relevant Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender’s participation in that Advance.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan

(a)	The Borrowers shall repay each Sub-Loan by:

(i)
28 equal consecutive quarterly instalments, each in an amount equal to the Relevant Instalment Amount, the first of which shall be repaid on the date falling three months after the Utilisation Date of that Sub-Loan and the last of which shall be repaid on the Final Repayment Date relating to that Sub-Loan; and

(ii)	a balloon repayment in an amount equal to the Relevant Balloon Amount which shall be paid on the Final Repayment Date relating to that Sub-Loan,

and each of the repayment instalments in Clauses 6.1(a)(i) and (ii), shall be a “Repayment Instalment” for the purposes of this Agreement.)

(b)	For the purposes of Clause 6.1(a):

“Relevant Instalment Amount” means:

(i)	in respect of Ship A, $320,000;

(ii)	in respect of Ship B, $335,000;

(iii)	in respect of Ship C, $300,000;

(iv)	in respect of Ship D, $352,000;

(v)	in respect of Ship E, $352,000; and

“Relevant Balloon Amount” means:

(i)	in respect of Ship A, $3,240,000;

(ii)	in respect of Ship B, $3,270,000;

(iii)	in respect of Ship C, $3,600,000;

(iv)	in respect of Ship D, $12,644,000; and

(v)	in respect of Ship E, $12,644,000.

(c)	The Borrowers may, at their option, synchronise the Repayment Dates of the Sub-Loans under the New Ship Tranches by either:

(i)
matching the Repayment Dates of the Sub-Loan in respect of the second New Ship Tranche utilised under this Agreement to the Repayment Dates of the first New Ship Tranche utilised under this Agreement; or

(ii)	matching the Repayment Dates of the Sub-Loan in respect of the first New Ship Tranche utilised under this Agreement to the Repayment Dates of the second New Ship Tranche utilised under this Agreement, provided that the period between the Utilisation Date of the first such Sub-Loan and the second such Sub-Loan is less than 90 days.

6.2           Termination Date

On the Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.3	Reborrowing

The Borrowers may not reborrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

(c)
the Borrowers shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Automatic cancellation

The unutilised Commitment of each Lender shall be automatically cancelled at close of business on the date on which the Delivery Advance is made available.  Any cancellation under this Clause 7.2 (Automatic cancellation) shall reduce the Commitments of the Lenders rateably.

7.3	Voluntary prepayment of Loan

(a)
On the last day of an Interest Period, the Borrowers may, if they give the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $500,000 or a multiple of that amount) or other amount or multiple agreed by the Facility Agent in its entire discretion.

(b)	Any partial prepayment under this Clause 7.3 (Voluntary prepayment of Loan) shall be applied in accordance with Clause 7.9.

7.4	Mandatory cancellation on default under a Shipbuilding Contract

If:

(a)	any of the events specified in Clause 26.7 (Insolvency), Clause 26.8 (Insolvency proceedings) or Clause 26.9 (Creditors’ process) occurs in relation to the Builder; or

(b)	a Shipbuilding Contract is cancelled by reason of any of the events specified in article 11 of a Shipbuilding Contract occurs; or

(c)	a Shipbuilding Contract is transferred, assigned, rescinded or otherwise ceases to remain in full force and effect for any reason,

then:

(i)	the Borrowers shall promptly notify the Facility Agent upon becoming aware of that event; and

(ii)
if the Majority Lenders so require, the Facility Agent shall cancel the Commitments in respect of the New Ship Tranche applicable to such New Ship and all outstanding amounts accrued in respect of that New Ship Tranche (as determined by the Facility Agent) will become immediately due and payable (but, for the avoidance of doubt, this paragraph (ii) shall not apply to the other New Ships Tranche if not yet utilised).

7.5	Mandatory prepayment on sale or Total Loss and substitution of Ships

(a)           If a Ship is sold or becomes a Total Loss, the Borrowers shall repay the Sub-Loan relating to such Ship.  Such repayment shall be made:

(i)	in the case of a sale of a Ship, on or before the date on which the sale is completed by delivery of that Ship to the buyer; or

(ii)
in the case of a Total Loss, on the earlier of the date falling 150 days or such longer period which the Facility Agent, acting with the authorisation of all Lenders, may agree after the Total Loss Date and the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

(b)
If a Ship is sold or becomes a Total Loss, the Facility Agent will assess in good faith a request from the Borrowers or the Guarantor to substitute that Ship with a replacement ship, subject to (i) such ship being in all respects satisfactory to the Lenders, (ii) no Event of Default having occurred or continuing, (iii) additional security and collateral documentation being executed in favour of the Finance Parties to the satisfaction of the Facility Agent as soon as reasonably practicable (in the case of the Total Loss of a Ship) or on the date of sale (in the case of the sale of a Ship and (iv) delivery to the Facility Agent of all of the conditions precedent which the Facility Agent would be entitled to receive pursuant to Clause 4.2(e) mutatis mutandis. If such substitution of a Ship is agreed by the Facility Agent in its discretion, the Borrowers’ obligations under Clause 7.5(a) shall be adjusted, in the Facility Agent’s discretion, so that either (A) the Borrowers shall not be required to make a prepayment of the applicable Tranche under Clause 7.5(a) or (B) the Borrowers shall only be required to make a partial prepayment of the applicable Tranche under Clause 7.5(a). In the event of a Total Loss of a Ship, the Facility Agent shall evaluate the circumstances and shall be entitled but not obliged to accept a replacement ship on above terms or any other terms acceptable to the Facility Agent in its absolute discretion.

7.6	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrowers under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrowers may whilst, in the case of paragraph (i) and (ii) above the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (c) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph (a) above  in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender’s participation in the Loan.

7.7	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 7.8 and to any Break Costs, without premium or penalty.

(c)	The Borrowers may not reborrow any part of the Facility which is repaid or prepaid.

(d)	The Borrowers shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)
If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate.

7.8	Prepayment fee

(a)
Any prepayment made under this Agreement in respect of an Original Drawing except for a prepayment in the event of a Total Loss shall be paid together with a fee payable to the Facility Agent for the account of the Lenders in the amount equal to:

(i)
2 per cent. of the amount prepaid if such prepayment occurs during the period from the first anniversary of the Original Drawdown Date of that Original Drawing until and including the second anniversary of the Original Drawdown Date of that Original Drawing;

(ii)
1 per cent. of the amount prepaid if such prepayment occurs during the period from the second anniversary of the Original Drawdown Date of that Original Drawing until and including the third anniversary of the Original Drawdown Date of that Original Drawing ; and

(iii)
0.5 per cent. of the amount prepaid if such prepayment occurs during the period from the third anniversary of the Original Drawdown Date of that Original Drawing until and including the fourth anniversary of the Original Drawdown Date of that Original Drawing, where:

“Original Drawdown Date” means, in respect of an Original Drawing, the date on which that Original Drawing was utilised pursuant to the Existing Loan Agreement; and

“Original Drawing” means, in relation to an advance in respect of an Existing Ship under the Existing Loan Agreement, the amount of that advance.

(b)
Any prepayment made under this Agreement in respect of an Increased Tranche Portion or in respect of a New Ship Tranche except for a prepayment in the event of a Total Loss shall be paid together with a fee payable to the Facility Agent for the account of the Lenders in the amount equal to:

(i)
3 per cent. of the amount prepaid if such prepayment occurs during the period from the Utilisation Date of that Increased Tranche Portion or, as the case may be, New Ship Tranche until and including the first anniversary of the Utilisation Date of that Increased Tranche Portion or, as the case may be, New Ship Tranche;

(ii)
2 per cent. of the amount prepaid if such prepayment occurs during the period from the first anniversary of the Utilisation Date of that that Increased Tranche Portion or, as the case may be, New Ship Tranche until and including the second anniversary of the Utilisation Date of that Increased Tranche Portion or, as the case may be, New Ship Tranche;

(iii)
1 per cent. of the amount prepaid if such prepayment occurs during the period from the second anniversary of the Utilisation Date of that that Increased Tranche Portion or, as the case may be, New Ship Tranche until and including the third anniversary of the Utilisation Date of that Increased Tranche Portion or, as the case may be, New Ship Tranche; and

(iv)
0.5 per cent. of the amount prepaid if such prepayment occurs during the period from the third anniversary of the Utilisation Date of that that Increased Tranche Portion or, as the case may be, New Ship Tranche until and including the fourth anniversary of the Utilisation Date of that Increased Tranche Portion or, as the case may be, New Ship Tranche, where “Increased Tranche Portion” means, in relation to an Advance under an Existing Ship Tranche, the amount of that Advance less amount of the corresponding Original Drawing.

(c)
Clauses 7.8(a) and (b) shall not apply in the case of a full or partial refinancing of the Secured Liabilities with the Lenders (or with a group of other banks and/or financial institutions of which the Original Lender is a part provided that the Original Lender’s commitment to the refinancing facility is equal to at least its participation in the loan at the date of such refinancing) or a substitution of a Ship pursuant to Clause 7.5(b).

7.9	Partial prepayments.

(a)	In relation to voluntary prepayments only, the Borrowers may select the Sub-Loan(s) to be repaid.

(b)
Any partial prepayment under this Agreement shall, unless otherwise expressly provided, be applied on a pro rata basis towards satisfaction of the Repayment Instalments (including the balloon instalments) set out in Clause 6.1 (Repayment of Loan).

SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

(a)	Subject to Clause 8.1(b), the rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(i)	the applicable Margin;

(ii)	LIBOR; and

(iii)	the Mandatory Cost, if any.

(b)
If an Interest Period of longer than 12 Months is selected under Clause 9.1(e), during such fixed rate period interest shall accrue on the Loan on which the interest rate has been fixed at the rate determined by the Facility Agent to be the aggregate of (i) the Margin, (ii) the Cost of Funds and (iii) the Mandatory Cost (if any).

(c)
The Facility Agent shall on the Quotation Date before the Utilisation Date in respect of the first Sub-Loans under the New Ship Tranches to be utilised notify the Borrowers of any change determined by it in its discretion in its cost of liquidity as at the Quotation date from its cost of liquidity on 19 July 2012 and the Margin in respect of the New Ship Tranches shall be adjusted equally upwards or downwards to reflect any increase or decrease respectively in such cost of liquidity.

8.2	Payment of interest

(a)	The Borrowers shall pay accrued interest on the Loan on the last day of each Interest Period.

(b)	If an Interest Period is longer than three Months, the Borrowers shall pay interest accrued on the Loan on the date falling three Months after the first day of the Interest Period.

8.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two per cent. higher than the rate which would have applied if that Unpaid Sum had not become due.

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(c)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)
The Borrowers may select the Interest Period for each Sub-Loan in the Utilisation Request for that Tranche.  Subject to paragraph (h) below and Clause 8.1(b), the Borrowers may select each subsequent Interest Period in respect of the Sub-Loan in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrowers not later than the Specified Time.

(c)
If the Borrowers fail to select an Interest Period in the Utilisation Request applicable to a Tranche or fail to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods), paragraph (e) and (f) below and Clause 8.1(b), be three months.

(d)
Subject to paragraphs (e) and (f) below, the Interest Period for the Loan shall be three months or such other period agreed between the Borrowers and the Facility Agent (acting on the instructions of all the Lenders) due to exceptional circumstances.

(e)
Subject to paragraphs (f) below, the Borrowers may, on not less than 10 Business Days’ prior written notice, request that the interest rate of the Loan or a substantial part of the Loan be fixed for a period exceeding 12 Months.

(f)	An Interest Period shall not extend beyond the Final Repayment Date.

(g)
In respect of a Repayment Instalment, an Interest Period for a part of the Sub-Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it if such date is before the end of the Interest Period then current.

(h)
Subject to paragraph (i) below and Clause 8.1(b), the first Interest Period for the Sub-Loan shall start on the Utilisation Date of such Sub-Loan and each subsequent Interest Period shall start on the day after the last day of the preceding Interest Period.

(i)	If the Borrowers elect:

(i)
the option in Clause 6.1(c)(i), the first Interest Period for the second New Ship Tranche utilised under this Agreement shall end on the last day of the Interest Period applicable to the first New Ship Tranche utilised under this Agreement ; or

(ii)
the option in Clause 6.1(c)(ii), the Interest Period for the first New Ship Tranche utilised under this Agreement current at the time of delivery of the last New Ship shall be adjusted so as to end on the Utilisation Date applicable to the second New Ship Tranche utilised under this Agreement , such that all Interest Periods for each of those 2 Sub-Loans shall thereafter be co-terminous and shall each be treated as a single Interest Period.

(j)            Except for the purposes of paragraph (g) and paragraph (i) above, each Sub-Loan shall have one Interest Period only at any time.

9.2	Changes to Interest Periods on non-availability of matching deposits

(a)
If after the Borrowers have selected and the Lenders have agreed an Interest Period longer than three months, any Lender notifies the Facility Agent within two Business Days after the Specified Time relating to the relevant Utilisation Request or Selection Notice that it is not satisfied that deposits in dollars for a period equal to the Interest Period will be available to it in the Relevant Interbank Market when the Interest Period commences, the Facility Agent shall shorten the Interest Period to three months.

(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrowers and the Lenders.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)
If a Market Disruption Event occurs in relation to the Loan or any Advance for any Interest Period, then the rate of interest on each Lender’s share of the Loan or such Advance for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan or such Advance from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan or such Advance.

(b)	In this Agreement “Market Disruption Event” means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 10 per cent. of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR; or

(iii)
at least one Business Day before the start of an Interest Period, the Facility Agent receives notification from a Lender (the “Affected Lender”) that for any reason it is unable to obtain dollars in the Relevant Interbank market in order to fund its participation in the Loan or any Advance.

10.3	Alternative basis of interest or funding, suspension

(a)
If a Market Disruption Event occurs and the Facility Agent or the Borrowers so requires, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(b)	Any substitute or alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties to the Finance Documents.

(c)	If a Market Disruption Event occurs before an Advance is made:

(i)	in circumstances falling within paragraph (b)(i) of Clause 10.2 (Market disruption) or paragraph (b)(ii) of Clause 10.2 (Market disruption), the Lenders’ obligation to make the Advance; or

(ii)	in circumstances falling within paragraph (b)(iii) of Clause 10.2 (Market disruption), the Affected Lender’s obligation to participate in the Advance,

shall be suspended while the circumstances giving rise to the Market Disruption Event continue.

10.4	Break Costs

(a)
The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	FEES

11.1	Commitment fee

The Borrowers shall pay to the Facility Agent (for the account of each Lender) a fee in the amount and at the time agreed in a Fee Letter.

11.2	Upfront fee

The Borrowers shall pay to the Facility Agent an upfront fee in the amount and at the time agreed in a Fee Letter.

11.3	Agency fee

The Borrowers shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)	The Borrowers shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.2 (Tax gross-up).

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrowers.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit;

the Finance Party shall pay, forthwith, an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

The Borrowers shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

13	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

after the date of this Agreement.

(b)	In this Agreement, “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(c)	compensated for by the payment of the Mandatory Cost; or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, within three Business Days of demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	The Borrowers shall (or shall procure that an Obligor will), on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)
a failure by an Obligor to pay any amount due under a Finance Document to which it is a party on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing Among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

(b)
The Borrowers shall (or shall procure that an Obligor will) promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an “Indemnified Person”), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, a Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)	Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) and the provisions of the Third Parties Act.

(e)	If, in respect of the Delivery Advance, the Lenders pre-position funds with the Builder's bank at the request of the Borrowers, the Borrowers and each other Obligor:

(i)
agree to pay interest on the amount of such funds at the rate described in Clause 8.1 (Calculation of Interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest in respect of the Delivery Advance at the Utilisation Date in respect of it or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent; and

(ii)	shall, without duplication, indemnify each Finance Party against any losses it may incur in connection with such arrangement.

14.3	Indemnity to the Servicing Banks

The Borrowers shall (or shall procure that an Obligor will) promptly indemnify each Servicing Bank against any cost, loss or liability incurred by that Servicing Bank (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.4	Indemnity to the Security Agent

(a)	The Borrowers shall (or shall procure that an Obligor will) promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any Secured Party:

(i)	in relation to or as a result of:

(A)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(B)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(C)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; and

(D)	any action by any Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security,

(ii)
which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise than as a result of the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	MITIGATION BY THE LENDERS

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrowers shall promptly on demand pay the Facility Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 33.9 (Change of currency); or

(c)	an Obligor requests, and the Security Agent agrees to, the release of any part of the Charged Property from the Transaction Security,

the Borrowers shall, within three Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Borrowers shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing those rights.

SECTION 7

GUARANTEE

17	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Obligor other than the Guarantor such other Obligor’s obligations under the Finance Documents to which each obligor is a party;

(b)
undertakes with each Finance Party that whenever an Obligor other than the Guarantor does not pay any amount when due under or in connection with any Finance Document to which each obligor is a party, the Guarantor shall immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand, by the Facility Agent against any cost, loss or liability it incurs as a result of an Obligor other than the Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Guarantor under this Clause 17 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

The Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity).  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 17 (Guarantee and Indemnity).

17.7	Deferral of Guarantor’s rights

All rights which the Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrowers, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor’s obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by the Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Guarantor’s rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	REPRESENTATIONS

18.1	General

The Borrowers and the Guarantor each make the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement.

18.2	Status

(a)
It is, in the case of each Borrower, a limited liability company and, in the case of the Guarantor, a company, duly incorporated or formed and validly existing under the law of its jurisdiction of incorporation.

(b)	Each Obligor has the power to own its assets and carry on its business as it is being conducted.

18.3	Membership interests and ownership

(a)	The aggregate membership interests expressed in terms of shares authorized to be issued by each Borrower is one hundred LLC Shares, which shares are uncertificated.

(b)	The legal title to and beneficial interest in the membership interests in each Borrower is held free of any Security (except for Permitted Security) or any other claim by the Guarantor.

(c)	None of the membership interest in any Borrower is subject to any option to purchase, pre-emption rights or similar rights.

18.4	Binding obligations

The obligations expressed to be assumed by it in each Finance Document to which it is a party and, in the case of a Newbuild Owner, the Shipbuilding Contract to which it is a party are legal, valid, binding and enforceable obligations.

18.5	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery and, where applicable, registration as provided for in that Finance Document create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)
The Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority and is not subject to any prior ranking or pari passu ranking security.

18.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Finance Document to which it is a party and, in the case of a Newbuild Owner, the Shipbuilding Contract to which it is a party does not and will not conflict with:

(a)           any law or regulation applicable to it;

(b)	the constitutional documents of any member of the Group; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)
in the case of a Newbuild Owner, its execution of the Shipbuilding Contract to which it is a party, purchase of and payment for the New Ship under that Shipbuilding Contract and its registration of the New Ship under the Approved Flag; and

(ii)
its entry into, performance and delivery of, each Finance Document to which it is or will be a party and, in the case of a Newbuild Owner, the Shipbuilding Contract to which it is a party and the transactions contemplated by those Finance Documents and the Shipbuilding Contract to which it is a party.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

18.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)
to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party and, in the case of a Newbuild Owner, the Shipbuilding Contract to which it is a party; and

(b)	to make the Finance Documents to which it is a party and, in the case of a Newbuild Owner, the Shipbuilding Contract to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

18.9	Governing law and enforcement

(a)	The choice of governing law of each Finance Documents to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

18.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.8 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 26.9 (Creditors’ process),

has been taken or, to the knowledge of the Guarantor, threatened in relation to a member of the Group; and none of the circumstances described in Clause 26.7 (Insolvency) applies to a member of the Group.

18.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to the registration of Security in the Republic of Ireland which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.

18.12	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.

18.13	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

18.14	No misleading information

(a)
Any factual information provided by any Obligor to any Finance Party for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)
Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect.

18.15	Original Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Guarantor) during the relevant financial year.

(c)
There has been no change which might be reasonably expected to have a Material Adverse Effect on in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Guarantor) since 31 December 2011.

18.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.17      No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have  been started or (to the best of its knowledge and belief) threatened against it or any Obligor.

18.18	Validity and completeness of the Shipbuilding Contracts and Existing Charters

(a)	The Shipbuilding Contracts and the Existing Charters each constitute legal, valid, binding and enforceable obligations of the Builder and the relevant Approved Charterer respectively.

(b)	The copies of each Shipbuilding Contract and each Existing Charter delivered to the Facility Agent before the date of this Agreement are true and complete copies.

(c)
No amendments or additions to the Shipbuilding Contracts or the Existing Charters have been agreed, except as disclosed to the Facility Agent, nor has (i) the relevant Newbuild Owner or the Builder waived any of their respective rights under any Shipbuilding Contract to which they are a party or (ii) the relevant Existing Owner or the relevant Approved Charterer waived any of their respective rights under any Existing Charter to which they are a party.

18.19	No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrowers or any other member of the Group, the Builder or a third party in connection with the purchase by the Newbuild Owners of the New Ships, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.

18.20	No breach of laws

To the best of its knowledge and belief, having made due and careful enquiry, it has not (and no other member of the Group has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.21	No Charter

(a)	Except for the Existing Charters, or another Permitted Charter, no Ship is subject to any Charter.

(b)	There has been no material breach by any party of any Existing Charters or, if applicable, Permitted Charter.

18.22	Compliance with Environmental Laws

All Environmental laws relating to the ownership, operation and management of each Ship and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

18.23	No Environmental Claim

No Environmental Claim has been made or threatened against any member of the Group or any Ship which might reasonably be expected to have a Material Adverse Effect.

18.24       No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

18.25	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to the Borrowers or any of them, the Approved Managers and each Ship have been complied with.

18.26	Taxes paid

(a)
It is not and no other member of the Group is materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes.

18.27	Financial Indebtedness

Neither the Borrowers nor the Guarantor has any Financial Indebtedness outstanding other than (i) the Guarantor Credit Line (in the case of the Guarantor) and (ii) as permitted by this Agreement.

18.28	Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

18.29	Good title to assets

It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.30	Centre of main interests and establishments

In respect of the Guarantor, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in the Republic of Ireland and it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction].

18.31	Place of business

Neither the Borrowers nor the Guarantor has a place of business in any country other than (a) in the case of the Borrowers, the Marshall Islands and/or the Republic of Ireland and (b) in the case of the Guarantor, the Republic of Ireland.

18.32	No employee or pension arrangements

Neither the Borrowers nor the Guarantor has any employees or any liabilities under any pension scheme.

18.33       Sanctions

(a)	No Obligor:

(i)	is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person; and

(iii)	no Obligor owns or controls a Prohibited Person.

(b)
No proceeds of any Advance or the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

18.34	Illicit or prohibited goods

(a)	No Borrower shall, and the Borrowers shall procure that any operator of a Ship shall not, carry on its business, nor employ a Ship:

(i)
in the trade, carriage of goods or business which is forbidden by, United Kingdom or United States of America law as they apply to their members or nationals, or any law applicable to any Ship, the Borrower, any other Obligor, any operator of any Ship, any charterer of any Ship, or any country which any Ship may visit; or

(ii)	in carrying illicit or prohibited goods which, for the purposes of this Agreement shall include nuclear products; or

(iii)	in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated.

(b)	The Borrowers shall, on the Facility Agent’s request, provide the Facility Agent with written confirmation that this Clause 18.34 is being complied with.

18.35	Immunity

No Obligor or any of its respective assets as any right to immunity from set off, legal proceedings, attachment prior to judgment, or other attachment or execution or judgement on the grounds of sovereign immunity or otherwise.

18.36	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

19	INFORMATION UNDERTAKINGS

19.1	General

The undertakings in this Clause 19 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

19.2         Financial statements

The Guarantor shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)
as soon as they become available, but in any event within 120 days after the end of each of its financial years the audited consolidated financial statements of the Guarantor for that financial year to be supplemented by updated details of all off-balance sheet and time charter hire commitments; and

(b)
as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its financial years the consolidated financial statement of the Guarantor for that financial quarter year.

19.3	Compliance Certificate

(a)
The Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a)(ii) or (b)(ii) of Clause 19.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by one director and senior officer of the Guarantor.

19.4	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Borrowers pursuant to Clause 19.2 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Borrowers shall procure that each set of financial statements delivered pursuant to Clause 19.2 (Financial statements) is prepared using GAAP.

(c)
The Borrowers shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.2 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

(i)
a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.5        Information: miscellaneous

Each of the Borrowers and the Guarantor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all documents containing material information dispatched by it to its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly, such further information and/or documents regarding:

(i)	each Ship, its Earnings or its Insurances;

(ii)	the Charged Property;

(iii)	compliance of the Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any member of the Group,

as any Finance Party (through the Facility Agent) may reasonably request; and

(d)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request  so as to enable such Finance Party to comply with any laws applicable to it (including, without limitation, compliance with FATCA and internal credit reviews).

19.6	Notification of default

(a)
The Borrowers and the Guarantor shall, and shall procure that each other Obligor shall, notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Facility Agent, the Borrowers shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Bank (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of a Servicing Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Bank (for itself) in order for that Servicing Bank to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20	FINANCIAL COVENANTS

20.1	Minimum cash balance in the Earnings Accounts

Each Borrower owning a Ship subject to a Mortgage shall at all times during the Facility Period maintain at its Earnings Account minimum Cash of at least $800,000 provided that the balance of its Earnings Account can fall to a minimum of $650,000 for no more than a week (in aggregate or otherwise) in each calendar month.

20.2	Escrow Arrangements

(a)
Each Newbuild Owner shall on the Delivery Date of a New Ship if the Employment Conditions are not met in relation to that New Ship, and at any time when the Employment Conditions are not met during the twelve months period following the Delivery Date of a New Ship, maintain in the relevant Escrow Account a minimum credit balance in an amount of not less than $2,000,000 (such balance to be adjusted on a pro rata basis if the amount utilised in relation to a New Ship Tranche is less than the amount available pursuant to Clause 5.3 (Currency and amount)).

(b)
If the Employment Conditions in relation to a New Ship are met to the satisfaction of the Facility Agent at any time during the twelve months period following the Delivery Date of such New Ship and there is a $2,000,000 credit balance on the Escrow Account relating to that New Ship, the Security Agent shall, at the request of the Facility Agent, authorise the Account Bank to release such credit balance to the relevant Newbuild Owner provided no Default has occurred and is continuing.

(c)
If the Employment Conditions in relation to a New Ship are not met by the date falling twelve months following the Delivery Date for that New Ship, the $2,000,000 credit balance on the Escrow Account relating to that New Ship shall immediately be applied as a partial prepayment of the relevant New Ship Tranche.

(d)
If the Employment Conditions in relation to a New Ship are partly met, the Facility Agent (with the authorisation of the Lenders) will assess in good faith a request from the Borrowers to consider reducing the amount to be prepaid pursuant to paragraph (c) above.

20.3	The Guarantor shall at all times during the Security Period on a consolidated basis maintain:-

(a)	Leverage of not more than 75 per cent.; and

(b)
minimum Liquidity of an amount of the greater of (i) $3,500,000, (ii) $600,000 per Fleet Vessel and (iii) three months Debt Service from the date of this Agreement until 30 June 2014 and six months Debt Service from 30 June 2014 until the end of the Security Period excluding any balloon amounts; and

(c)	Net Worth of not less than $45,000,000.

The financial covenants contained in this Clause 20.2 shall be tested semi-annually on the basis of the annual and semi-annual financial statements provided under Clause 19.2 and shall be confirmed in the relevant Compliance Certificate referred to in Clause 19.3.

20.4	The expressions used in this Clause 20 shall be construed in accordance with IFRS, or GAAP as applicable, and for the purposes of this Agreement:

“Cash” means, at any time, cash credited to a bank account in the name of the Borrowers, the Guarantor or a member of the Group and to which the Borrowers, the Guarantor or a member of the Group is beneficially entitled to and for so long as:

(a)           that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other conditions;

(c)
there is no Security over that cash (although credit balances in the Earnings Accounts and Escrow Accounts or any other account in respect of which there is free access to the credit balance on that account in the absence of an event of default howsoever described) shall constitute cash for these purposes); and

(d)	the cash is freely and immediately available to be applied in repayment or prepayment of the Loan.

“Debt Service” means the aggregate (as the date of calculation) of all obligations of the Group then outstanding for the payment or repayment of principal (excluding for the purposes of this calculation any payments due which [the Facility Agent considers to be a balloon payment) plus interest thereon plus bareboat obligations owed by the Group to any third party of a duration of more than 18 months, as stated in the Financial Statements then most recently required to be delivered pursuant to Clause 19.2.

“Financial Statements” means the financial statements of the Guarantor provided in accordance with Clause 19.2.

“Fleet Vessels” means any ship (including the Ships) from time to time wholly owned by the Guarantor (directly or indirectly) (excluding vessels under construction and vessels chartered in for period shorter than 18 months) (each a “Fleet Vessel”).

“Fleet Market Value” means in relation to a Fleet Vessel, the Market Value of such Fleet Vessel.

“Guarantor Credit Line” means the credit line extended to the Guarantor by the Bank of Montreal.

“Leverage” means the ratio of Total Consolidated Long Term Debt to Value Adjusted Total Assets, as shown in the applicable Financial Statement of the Guarantor for any accounting period and determined in accordance with IFRS or GAAP as applicable.

“Liquidity” means, in respect of each period during which Financial Statements are delivered by the Guarantor, Cash, as shown in the applicable Financial Statements of the Guarantor, for such accounting period and determined in accordance with IFRS or GAAP as applicable.

“Net Worth” means equity payments already less accumulated dividends plus retained earnings, as each such term is defined in the applicable Financial Statements for the Guarantor determined in accordance with IFRS or GAAP as applicable.

“Total Assets” means, in respect of the Guarantor, the amount of total assets of the Guarantor at any time on a consolidated basis which would be included in the applicable Financial Statements for the Guarantor as total assets determined in accordance with IFRS or GAAP as applicable.

“Total Consolidated Long Term Debt” means, in respect of the Guarantor, the amount of total liabilities of the Guarantor (as such term is defined in the applicable Financial Statements of the Guarantor and including without limitation any liability in respect of any lease or hire purchase contract) at any time on a consolidated basis which would be included in the applicable Financial Statements of the Guarantor as total long term debt in accordance with IFRS or GAAP as applicable, including the current portion of long term debt (as such term is defined in the applicable Financial Statements for the Guarantor), but excluding the Guarantor Credit Line provided that the amount of such Guarantor Credit Line does not exceed the available amount as at the date of this Agreement.

“Value Adjusted Total Assets” means the Total Assets of the Guarantor adjusted in each case for the difference of the book value of the Fleet Vessels (as evidenced in the most recent Financial Statements) and the Fleet Market Value.

21	GENERAL UNDERTAKINGS

21.1	General

The undertakings in this Clause 21 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

21.2	Authorisations

The Borrowers and the Guarantor shall, and shall procure that each other Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Finance Documents to which it is a party;

(ii)	perform, in the case of a Newbuild Owner, its obligations under the Shipbuilding Contract to which it is a party;

(iii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship of any Finance Document to which it is a party and, in the case of a Newbuild Owner, the Shipbuilding Contract to which it is a party; and

(iv)	own and operate the Ship owned by it (in the case of the Borrowers).

21.3	Compliance with laws

The Borrowers and the Guarantor shall, and shall procure that each other Obligor will, comply in all respects with all laws or regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

21.4         Environmental compliance

The Borrowers and the Guarantor shall ensure that each other member of the Group will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.5	Environmental claims

The Borrowers and the Guarantor shall, and shall procure that each other Obligor will, (through the Guarantor), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

21.6	Taxation

(a)
The Borrowers and the Guarantor shall ensure that each other member of the Group will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 19.2 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	Neither the Borrowers nor the Guarantor shall change its residence for Tax purposes.

21.7	Overseas companies

Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

21.8	Pari passu ranking

The Borrowers and the Guarantor shall, and shall procure that each other Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.9         Title

(a)	Fastnet Shipco LLC shall hold the title to, and own the entire beneficial interest in, Ship A and the Earnings and the Insurances relating to Ship A.

(b)	Shannon Shipco LLC shall hold the title to, and own the entire beneficial interest in, Ship B and the Earnings and the Insurances relating to Ship B.

(c)	Rockall Shipco LLC shall hold the title to, and own the entire beneficial interest in, Ship C and the Earnings and the Insurances relating to Ship C.

(d)	Forth Shipco LLC shall, from the Delivery Date of Ship D, hold the title to, and own the entire beneficial interest in, Ship D and the Earnings and the Insurances relating to Ship D.

(e)	Viking Shipco LLC shall, from the Delivery Date of Ship E, hold the title to, and own the entire beneficial interest in, Ship E and the Earnings and the Insurances relating to Ship E.

21.10	Negative pledge

(a)
Neither the Borrowers nor the Guarantor shall, and shall procure that no other Obligor will, create or permit to subsist any Security over any of its assets which are, in the case of members of the Group other than the Borrowers, the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Borrower shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

21.11	Disposals

(a)
No Borrower shall, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including any Ship, its Earnings or its Insurances) except that a Ship may be disposed of in accordance with Clause 7.5 (Mandatory prepayment on sale or total loss).

(b)	Paragraph (a) above does not apply to any charter of a Ship as to which Clause 23.15 (Restrictions on chartering, appointment of managers etc.) applies.

21.12	Merger

No Borrower shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

21.13     Change of business

No Borrower shall engage in any business other than the ownership and operation of its Ship  and no Borrower shall make any substantial change to the general nature of its business from that carried on at the date of this Agreement.

21.14	Financial Indebtedness

The Borrowers shall neither incur any obligations under leases nor incur any Financial Indebtedness except (i) pursuant to the Finance Documents, (ii) other unsecured Financial Indebtedness fully subordinated to the rights of the Finance Parties under the Finance Documents on terms acceptable to the Facility Agent and (iii) as reasonably incurred in connection with the normal commercial operation of the Ship owned by it.

21.15	Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing its Ship.

21.16	Membership interests

(a)	No Borrower shall:

(i)	purchase, cancel or redeem any of its membership interests;

(ii)	increase or reduce its membership interests;

(iii)
issue any further membership interest except to the Guarantor and provided such new membership interests are made subject to the terms of the relevant Membership Interests Security immediately upon the issue thereof in a manner satisfactory to the Security Agent and the terms of the relevant Membership Interests Security are complied with ;

(iv)	appoint any further director or officer of the Borrowers or any of them (unless the provisions of the relevant Membership Interests Security are complied with).

21.17	Dividends

No Borrower shall:

(a)           declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)           repay or distribute any dividend or share premium reserve;

(c)           redeem, repurchase, defease, retire or repay any of its membership interests or resolve to do so; or

(d)           make any payment of principal or interest on debt to an Affiliate,

(each a "Payment”),

if a Default has occurred or would occur, or there has been or would be a breach of an undertaking under a Finance Document, immediately after the making of the Payment.

21.18       Accounts

(a)
No Borrower shall open or maintain any account with any bank or financial institution except the Earnings Account and the Escrow Accounts and accounts with the Accounts Bank, the Facility Agent or the Security Agent for the purposes of the Finance Documents.

(b)	The Borrowers shall facilitate for the Earnings Accounts and Escrow Accounts to be satisfactorily e-bank monitored by the Facility Agent.

21.19	Investments

No Borrower shall:

(a)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in a Borrower’s membership interests or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected,

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrowers (or any of them) than those which it could obtain in a bargain made at arms’ length;

(b)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

21.20	Unlawfulness, invalidity and ranking; Security imperilled

Neither the Borrowers nor the Guarantor shall do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Finance Documents;

(b)	cause any obligation of an Obligor under the Finance Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Finance Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

21.21	Subordination of Shareholder loans and other loans

The Borrowers and the Guarantor shall procure that any Shareholder loans and/or inter-Group borrowings, any loans, and other indebtedness permitted under the terms of this Agreement (including without limitation the Guarantor Credit Line), any and all claims of the Guarantor or the Approved Managers and any and all other material claims against the Borrowers are fully subordinated to the rights of the Finance Parties under the Finance Documents on terms acceptable to the Facility Agent.

21.22	Loans Administration Form

The Borrowers shall provide a completed Loans Administration Form and shall at all times during the Facility Period comply with the terms set out in that form.

21.23       Further assurance

(a)
Each Obligor shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right or any kind created or intended to be created under or evidenced by the Finance Documents to which it is a party (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents to which it is a party;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
The Borrowers and the Guarantor shall, and shall procure that each other Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Security Agent any document executed under this Clause 21.23 Further assurances, that Obligor shall deliver to the Security Agent a certificate signed by two of that Obligor’s directors or officers which shall:

(i)	set out the text of a resolution of that Obligor’s directors specifically authorising the execution of the document specified by the Security Agent; and

(ii)
state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of officers and is valid under that Obligor’s articles of association or other constitutional documents.

21.24	Subordination of Guarantor Credit Line

The Borrowers and the Guarantor shall procure that the Subordination Agreement is provided the Facility Agent within 45 days or such longer period as the Facility Agent may agree in its entire discretion from the date of this Agreement.

22            INSURANCE UNDERTAKINGS

22.1	General

In respect of a Ship, the undertakings in this Clause 22 (Insurance Undertakings) shall remain in force on and from the Delivery Date of that Ship and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

22.2	Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks (including blocking and trapping);

(c)	protection and indemnity risks;

(d)	risk of loss of Earnings; and

(e)
any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for the Borrowers to insure and which are specified by the Facility Agent by notice to the Borrowers.

22.3	Terms of obligatory insurances

In respect of each Ship, the Borrowers shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	120 per cent. of the aggregate of (A) the Loan and (B) all other amounts outstanding under the Finance Documents from time to time; and

(ii)	the market value of that Ship;

(c)	in the case of fire and usual marine risks and war risks, the deductible under such Insurances does not exceed the Major Casualty amount;

(d)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(e)	in the case of protection and indemnity risks, in respect of the full tonnage of that Ship;

(f)
in the case of risk of loss of Earnings insurance, with the minimum obtainable waiting period and a minimum cover of 90 days and with an insured daily amount that is, in the opinion of the Facility Agent, equal to or more than the aggregate of (i) the daily operational costs and/or the daily hire rate under any Charter of that Ship, whichever amount is the higher and (ii) the amount accruing calculated on a daily basis in respect of payments and repayments under this Agreement in respect of the Sub-Loan relating to that Ship.

(g)	on approved terms; and

(h)	through Approved Brokers.

22.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 22.3 (Terms of obligatory insurances), the Borrowers shall procure that the obligatory insurances shall:

(a)	subject always to paragraph (b), name the Borrower owning such Ship as the sole named assured unless the interest of every other named assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between the Owning Borrower and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if the Borrowers fail to do so.

22.5	Renewal of obligatory insurances

The Borrowers shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)
notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which the Borrowers propose to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents’ approval to the matters referred to in paragraph (a) (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a) above; and

(c)
procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

22.6	Copies of policies; letters of undertaking

In respect of each Ship, the Borrowers shall ensure that the Approved Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:

(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions from the Borrowers or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to that Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Facility Agent.

22.7	Copies of certificates of entry

In respect of each Ship, the Borrowers shall ensure that any protection and indemnity and/or war risks associations in which that Ship is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

22.8	Deposit of original policies

The Borrowers shall ensure that all policies relating to obligatory insurances are deposited with the Approved Brokers through which the insurances are effected or renewed.

22.9	Payment of premiums

The Borrowers shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

22.10	Guarantees

The Borrowers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

22.11	Compliance with terms of insurances

(a)
The Borrowers shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, the Borrowers shall, in respect of each Ship:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in paragraph (b)(iii) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of that Ship approved by the underwriters of the obligatory insurances;

(iii)
make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which that Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ that Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

22.12	Advance notification and alteration to terms of insurances

(a)
The Borrowers shall notify the Facility Agent, not less than 15 days prior to the Utilisation Date in respect of each Tranche of the identity of the insurers and the principal terms (in such detail as the Facility Agent may require) of the Insurances of the Ship to which such Utilisation relates.

(b)
The Borrowers shall not make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance unless otherwise agreed by the Security Agent in writing.

22.13	Settlement of claims

The Borrowers shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty without the consent of the Security Agent given in writing; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

22.14	Provision of copies of communications

The Borrowers shall provide the Security Agent, promptly following such communication, with copies of all material written communications between the Borrowers and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	the Borrowers’ obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between the Borrowers and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

22.15	Provision of information

The Borrowers shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 22.16 (Mortgagee’s interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

22.16	Mortgagee’s interest and additional perils insurances

(a)
The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest marine insurance, a mortgagee’s interest additional perils insurance in a minimum amount of 110 per cent. of the aggregate of (i) the Loan and (ii) all other amounts outstanding under the Finance Documents from time to time, and on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)
The Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

23	SHIP UNDERTAKINGS

23.1	General

In respect of a Ship, the undertakings in this Clause 23 (Ship Undertakings) shall remain in force on and from the Delivery Date of that Ship and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2	Ship’s names and registration

In respect of each Ship, the Borrowers shall:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)	not change the name of that Ship,

provided that any change of flag of that Ship shall be subject to:

(i)
that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require.

23.3	Repair and classification

The Borrowers shall:

(a)
notify the Facility Agent not less than 15 days prior to the Utilisation Date in respect of each Tranche of the classification of the Ship to which such Utilisation relates and identity of the classification society (which shall be an Approved Classification Society) of the Ship to which such Utilisation relates; and

(b)	keep each Ship in a good and safe condition and state of repair:

(i)	consistent with first class ship ownership and management practice; and

(ii)	so as to maintain the Approved Classification free of overdue recommendations and conditions.

23.4	Approved Classification Society undertaking

The Borrowers shall instruct the Approved Classification Society in accordance with the letter of instruction set out in Schedule 12 (Letter of instruction to Approved Classification

Society) and procure that that classification society issues the letter of undertaking in favour of the Security Agent in the form set out in Schedule 13 (Letter of undertaking from Approved Classification Society).

23.5	Modifications

The Borrowers shall not make any modification or repairs to, or replacement of, a Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

23.6	Removal and installation of parts

(a)	Subject to paragraph (b) below, the Borrowers shall not remove any material part of the Ship, or any item of equipment installed on a Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	is free from any Security in favour of any person other than the Security Agent; and

(iii)	becomes, on installation on the Ship, the property of the Owning Borrower and subject to the security constituted by the Mortgage in respect of such Ship.

(b)	The Borrowers may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship concerned.

23.7	Surveys

The Borrowers shall submit each Ship regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

23.8	Inspection

(a)
The Borrowers shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board each Ship at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

(b)	Subject to Clause 23.8(c), there shall be no more than 1 such inspection (which shall be at the cost of the Borrowers) in any 12 month period.

(c)	If an Event of Default has occurred which is continuing, the Facility Agent shall be permitted to conduct any number of inspections at any time at the cost of the Borrowers.

(d)	The Borrowers shall promptly comply with all reasonable requests from the Facility Agent to repair a Ship following an inspection conducted under this Clause 23.8.

23.9	Prevention of and release from arrest and detention

(a)	The Borrowers shall promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against a Ship, its Earnings or its Insurances other than Permitted Security;

(ii)	all taxes, dues and other amounts charged in respect of a Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of each Ship, its Earnings or its Insurances.

(b)
The Borrowers shall promptly and, forthwith upon receiving notice of the arrest of a Ship or of its detention in exercise or purported exercise of any lien or claim, (and in any event within 30 days after such arrest or detention, unless the Facility Agent is satisfied that the relevant Borrower as owner of that Ship has contested the arrest in good faith and has adequate resources to meet the claim) procure its release by providing bail or otherwise as the circumstances may require.

23.10	Compliance with laws etc.

The Obligors shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally, if failure to do so has or is reasonably likely to have Material Adverse Effect; and

(ii)	relating to each Ship, its ownership, employment, operation, management and registration,

including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environment Approvals; and

(c)
without limiting paragraph (a) above, not employ any Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions.

23.11	ISPS Code

Without limiting paragraph (a) of Clause 23.10 (Compliance with laws etc.), the Borrowers shall:

(a)	procure that each Ship and the company responsible for the Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for each Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

23.12	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), the Borrowers shall not cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by such Ship’s war risks insurers unless:

(a)	the prior written consent of the Security Agent acting on the instructions of the Majority Lenders has been given, such consent not to be unreasonably withheld; and

(b)	the Borrowers have (at their expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

23.13	Provision of information

The Borrowers shall promptly provide the Facility Agent with any information which it requests regarding:

(a)	each Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of a Ship and any payments made by it in respect of a Ship;

(d)	any towages and salvages;

(e)	its compliance, the Approved Manager’s compliance and the compliance of each Ship with the ISM Code and the ISPS Code; and

(f)
their compliance with the Employment Conditions and shall provide the Facility Agent with copies of, and full details of, any Charter entered into or to be entered into in respect of a Ship not less than 15 days before the execution of such Charter, and, upon the Facility Agent’s request, provide copies of any current charter relating to each Ship, of any current guarantee of any such charter, that Ship’s Safety Management Certificate and any relevant Document of Compliance.

23.14	Notification of certain events

The Borrowers shall immediately notify the Facility Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty to a Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which a Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of a Ship for hire;

(d)	any requirement or recommendation made in relation to a Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of a Ship, any exercise or purported exercise of any lien on a Ship or the Earnings or any requisition of a Ship for hire;

(f)	any intended dry docking of a Ship;

(g)	any Environmental Claim made against the Owning Borrower or in connection with its Ship, or any Environmental Incident; or

(h)	any claim for breach of the ISM Code or the ISPS Code being made against the Owning Borrower, an Approved Manager or otherwise in connection with its Ship,

and the Borrowers shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to the Borrowers’, any such Approved Manager’s or any other person’s response to any of those events or matters.

23.15	Restrictions on chartering, appointment of managers etc.

The Borrowers shall not:

(a)	let a Ship on demise charter for any period;

(b)
enter into any time or consecutive voyage charter in respect of a Ship other than a Permitted Charter or otherwise, subject to Clause 23.14(f) (Provision of information), to satisfy Clause 23.19 (Employment Conditions);

(c)	appoint a manager of a Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager’s appointment;

(d)	de activate or lay up a Ship; or

(e)
put any Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

23.16	Notice of Mortgage

The Borrowers shall keep the Mortgage registered against each Ship as a valid first preferred mortgage, carry on board each Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of each Ship a framed printed notice stating that that Ship is mortgaged by the Owning Borrower of that Ship to the Security Agent.

23.17	Sharing of Earnings

The Borrowers shall not enter into any agreement or arrangement for the sharing of any Earnings, except pursuant to an Existing Charter.

23.18	Notification of compliance

The Borrowers shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 23 (Ship Undertakings).

23.19	Employment Conditions

(a)
The Borrowers shall ensure that at all times during the Security Period the Employment Conditions are satisfied unless, in relation to Ship D and Ship E only, the provisions of Clause 20.2 (Escrow Arrangements) are satisfied and except for any positioning voyages immediately prior to commencement of employment under any relevant Charter.

(b)	The Borrowers shall provide evidence satisfactory to the Facility Agent that its New Ship has met the Employment Conditions.

24	SECURITY COVER

24.1	Minimum required security cover

Clause 24.2 (Provision of additional security; prepayment) applies if, on or after the Delivery Date of a Ship, the Facility Agent notifies the Borrowers that:

(a)	the aggregate Market Value of the Mortgaged Ships; plus

(b)	the net resaleable value of additional Security previously provided under this Clause 24 (Security Cover),

is below:

(i)
from the date of the first Utilisation Date until the date falling 12 Months from the date of this Agreement (the “First Anniversary”, 125 per cent. of the Loan  less the aggregate of any credit balance on each Escrow Account (including the amounts credited pursuant to paragraph (a) of Clause 20.2 (Escrow arrangements)); and

(ii)
from the First Anniversary until the end of the Security Period, 135 per cent. of the Loan less the aggregate of any credit balance on each Escrow Account (including the amounts credited pursuant to paragraph (a) of Clause 20.2 (Escrow arrangements)).

24.2	Provision of additional security; prepayment

If the Facility Agent serves a notice on the Borrowers under Clause 24.1 (Minimum required security cover), the Borrowers shall on or before the date falling one month after the date on which the Facility Agent’s notice is served either:

(a)
provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders, has a net realisable value adequate to remedy the shortfall and is documented in such terms as the Facility Agent may approve or require; or

(b)	prepay such part of the Loan as shall eliminate the shortfall.

24.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

24.4	Valuations binding

Any valuation under this Clause 24 (Security Cover) shall be binding and conclusive as regards the Borrowers.

24.5	Provision of information

(a)
The Borrowers shall promptly provide the Facility Agent and any shipbroker acting under this Clause 24 (Security Cover) with any information which the Facility Agent or the shipbroker may reasonably request for the purposes of the valuation.

(b)
If the Borrowers fail to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

24.6	Prepayment mechanism

Any prepayment pursuant to Clause 24.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation).

24.7	Provision of valuations

(a)	The Facility Agent shall, subject to Clause (b) and (c) below, obtain a valuation of the Ship from Maritime Strategies International Ltd. or another Approved Valuer.

(b)	The Borrower may request to obtain a second valuation of the Ship from an Approved Valuer in which case, the Market Value shall be the average of the two valuations.

(c)
If there is a difference of 10 per cent. or more between the two valuations provided above in respect to the lowest valuation between the two, the Borrowers may select a third Approved Valuer and the Market Value shall be the average of the three valuations.

(d)	The valuations referred to in this Clause 24.7 are to be obtained:

(i)
on or before the Utilisation Date in respect of the Ship to which such Utilisation Date relates (not to be obtained earlier than two weeks prior to the Utilisation Date) and shown, in respect of such Ship when not on or before a Utilisation Date, in June and December of each  year during the Facility Period; or

(ii)	at any other time requested by the Facility Agent in its absolute discretion.

(e)
The valuations referred to in paragraph (d)(i) and (ii) of Clause 24.7 shall be at the Borrowers’ cost, but no more than twice per year, unless the valuations provided under paragraph (d)(i) and (ii) of Clause 24.7 show a breach of Clause 24.1, in which case any additional valuations will be at the Borrowers’ cost.

24.8	Release of additional security

If the aggregate of the Market Values of all of the Mortgaged Ships at any date exceeds 135 per cent. of the Loan and no Event of Default or Potential Event of Default has occurred or would occur as a result of this Clause 24.8, the Borrowers may request that any additional security previously provided pursuant to Clause 24.2(a) be released at the Borrowers’ cost and the Security Agent shall release the relevant additional security as soon as reasonably practical after receiving instructions to do so by the Facility Agent.

25	APPLICATION OF EARNINGS

25.1	Payment of Earnings

The Borrowers shall ensure that, subject only to the provisions of the General Assignment, all the Earnings are paid in to the relevant Earnings Account.

25.2	Location of accounts

The Borrowers shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or re location of the Earnings Account and the Escrow Accounts (or either of them); and

(b)
execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts and the Escrow Accounts.

26	EVENTS OF DEFAULT

26.1	General

Each of the events or circumstances set out in this Clause 26 (Events of Default) is an Event of Default except for Clause 26.19 (Acceleration) and Clause 26.20 (Enforcement of security).

26.2	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document to which it is a party at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by an administrative or technical error in the banking system, appropriate evidence of which is provided to the Agent; and

(b)	payment is made within 3 Business Days of its due date.

26.3	Specific obligations

A breach occurs of Clause 4.3 (Waiver of conditions precedent), Clause 20 (Financial Covenants), Clause 21.9 (Title), Clause 21.10 (Negative pledge), Clause 21.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 22.2 (Maintenance of obligatory insurances), Clause 22.3 (Terms of obligatory insurances), Clause 22.5 (Renewal of obligatory insurances), Clause 23.9(Prevention of and release from arrest and detention) or Clause 24 (Security Cover).

26.4	Other obligations

(a)
An Obligor does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 26.2 (Non-payment), Clause 26.3 (Specific obligations) and paragraph (b) of Clause 26.16 (Repudiation and rescission of agreements)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of  the Facility Agent giving notice to the Borrowers or (if earlier) the Borrowers becoming aware of the failure to comply.

26.5	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document to which it is a party is or proves to have been incorrect or misleading when made or deemed to be made.

26.6	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 26.6 (Cross default) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than, in respect of each Borrower, $500,000 (or its equivalent in any other currency) and in respect of the Guarantor and other members of the Group, $2,000,000 (or its equivalent in any other currency in aggregate).

26.7	Insolvency

(a)
A member of the Group is unable or admits inability to pay its debts as they fall due, is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

26.8	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(d)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

26.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a member of the Group.

26.10	Ownership of the Obligors

(a)	There is any change in the beneficial ownership of an Obligor (other than the Guarantor) from that advised to the Facility Agent at the date of this Agreement.

(b)	At any time when the Guarantor is a privately-owned company, the Guarantor ceases to be directly or indirectly owned or controlled by funds managed by Greenbriar.

(c)	For the purpose of paragraph (b) above “control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Guarantor; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Guarantor; or

(C)	give directions with respect to the operating and financial policies of the Guarantor with which the directors or other equivalent officers of the Guarantor are obliged to comply; and/or

(ii)
the holding beneficially of more than 50 per cent. of the issued share capital of the Guarantor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

26.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)	Any obligation of an Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

26.12	Security imperilled; flag state instability

(a)	Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

(b)
The state of the Approved Flag is or becomes involved in hostilities or civil war or there is a seizure of power in such state by unconditional means and in the opinion by the Facility Agent such event is likely to have a Material Adverse Effect.

26.13	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or ceases to carry on) all or a material part of its business.

26.14	Expropriation

The authority or ability of any of the Borrowers or Guarantor to conducts its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any of the Borrowers or Guarantor or any of their assets.

26.15       Breach, repudiation and rescission of agreements

(a)
An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)
Any party to a Charter (excluding any Charter with a duration of less than 12 months (excluding any period allowed under such Charter for redelivery of the relevant Ship) rescinds or purports to rescind, cancels or repudiates or purports to repudiate, cancel or rescind any of those agreements or instruments in whole or in part.

(c)	Any Approved Charterer is in default for late payment or non-payment or any other default or termination event has occurred pursuant to the terms of the relevant Permitted Charter.

(d)
No Event of Default under paragraphs (b) and (c) above will occur if (i) no other Event of Default has occurred and (ii) the relevant Permitted Charter has been replaced within 45 Business Days of such default, termination event or termination, rescission or repudiation by a Permitted Charterer.

26.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to a Shipbuilding Contract or any of the Finance Documents or the transactions contemplated in a Shipbuilding Contract and the Finance Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

26.17	Material adverse change

Any event or circumstance occurs which, in the opinion of the Facility Agent, acting on the instructions of the Lenders, is likely to have a material adverse effect on:

(v)	the business, assets, financial condition or credit worthiness of an Obligor or a member of the Group; or

(vi)	the global economic and/or political development; or

(vii)	the international money and/or capital markets,

which might prejudice the ability of an Obligor to perform its obligations under any Finance Document in a timely manner.

26.18	Guarantor’s Credit Line

(a)	Any Security is given to Bank of Montreal by any member of the Group in order to secure the Guarantor Credit Line (except for the guarantee provided by Greenbriar in favour of Bank of Montreal).

(b)	The amount available for the Guarantor Credit Line is increased beyond the current available amount at the date of this Agreement.

26.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders,

and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 26.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

26.20	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO PARTIES

27	CHANGES TO THE LENDERS

27.1	Assignments and transfers by the Lenders

Subject to this Clause 27 (Changes to the Lenders), a Lender (the “Existing Lender”) may assign any of its rights or transfer by novation any of its rights and obligations under the Finance Documents:

(a)	to any Affiliate or other branch of the Existing Lender, without the consent of any Obligor;

(b)
to not more than 2 other banks and/or financial institutions, in each case with (subject to Clause 27.3(a)) the prior written consent of the Borrowers but not any other Obligor; and Clause 27.3(f) shall not apply to any such assignment or transfer and increased costs referred to in Clause 13 (Increased costs) shall continue to be payable by the Borrowers and the other Obligors;

(c)
for the purpose of securitisation of that Existing Lender’s rights or obligations under the Finance Documents or a similar transaction of broadly equivalent economic effect, to any special purpose vehicle without consultation with, and without the consent of, any Obligor or any charterer,

(the transferee under paragraphs (a), (b) and (c) above, a “New Lender”).

27.2	Borrowers’ and other Obligors’ cooperation

The Obligors will co-operate fully with an Existing Lender in connection with any assignment or transfer by it and will:

(a)	execute and procure the execution of such documents as the Existing Lender may require in that connection; and

(b)
irrevocably authorise any Finance Party to disclose to any proposed assignee or transferee (whether before or after any assignment or transfer has taken place and whether or not any assignment or transfer shall take place) all information relating to the Obligors, the Loan, the Finance Documents and the Ships which any Finance Party may in its discretion consider necessary or desirable.

27.3	Conditions of assignment or transfer

(a)	The consent of the Borrowers is not required for an assignment or transfer by an Existing Lender if the assignment or transfer is made at a time when an Event of Default is continuing.

(b)
The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed.  The Borrowers will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrowers within that time.

(c)	The consent of the Borrowers to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)
performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 27.6 (Procedure for transfer) is complied with.

(f)	Subject to Clause 27.1(b), if:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office or effects a securitisation under Clause 27.1(c); and

(ii)
as a result of circumstances existing at the date the assignment, transfer, securitisation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This paragraph (f) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(g)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.4	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $10,000.

27.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.6	Procedure for transfer

(a)	Subject to the conditions set out in Clause 27.3 (Conditions of assignment or transfer).

(b)
A transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(c)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(d)	[Subject to Clause 27.10 (Pro rata interest settlement), on] [On] the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

27.7	Procedure for assignment

(a)	Subject to the conditions set out in Clause27.3 (Conditions of assignment or transfer).

(b)
An assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(c)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(d)	Subject to Clause 27.10 (Pro rata interest settlement), on the Transfer Date:

(e)

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(f)
Lenders may utilise procedures other than those set out in this Clause 27.7 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.3 (Conditions of assignment or transfer).

27.8	Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

27.9         Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.10	Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.6 (Procedure for transfer) or any assignment pursuant to Clause 27.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than three Months, on the next of the dates which falls at three Monthly intervals after the first day of that Interest Period); and

(b)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.10 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

28	CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

29	THE FACILITY AGENT AND THE ARRANGER

29.1	Appointment of the Facility Agent

(a)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Duties of the Facility Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)	Without prejudice to Clause 27.8 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

29.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under, or in connection with, any Finance Document.

29.4	No fiduciary duties

(a)	The Facility Agent shall not have any duties or obligations to any person under the Finance Documents except to the extent that they are expressly set out in the Finance Documents.

-The Facility Agent shall not have any liability to any person in respect of its obligations and duties under this Agreement or the other Finance Documents except as expressly set out in Clause 29.5 (Application of receipts), and as excluded or limited by Clauses 29.8 (Majority Lenders’ instructions), 29.9 (Responsibility for documentation), 29.10 (Exclusion of liability) and 29.11 (Lenders’ indemnity to the Facility Agent).

(b)
The provisions of paragraph (a) above shall apply even if, notwithstanding and contrary to paragraph (a) above, any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting the Facility Agent as a fiduciary.

(c)	Nothing in the Finance Documents constitutes the Facility Agent or the Arranger a trustee of any other person.

(d)	None of the Facility Agent, the Security Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.5	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers shall be applied by the Facility Agent in accordance with Clause 33.5 (Application of receipts; partial payments).

29.6	Business with the Group

The Facility Agent, the Security Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

29.7	Rights and discretions of the Facility Agent

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrowers (other than the Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

29.8	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Facility Agent shall:

(i)
exercise any right, power, authority or discretion vested in it as Servicing Bank in  accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as a Servicing Bank); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent shall not be obliged to take any action (or refrain from taking action) (even if it considers acting or not acting to be in the best interests of the Lenders).  The Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (e) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security or Finance Documents creating Transaction Security.

29.9	Responsibility for documentation

Neither the Facility Agent nor the Arranger:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, an Obligor or any other person given in, or in connection with, any Finance Document; or

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Finance Document or the Transaction Security; or

(c)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.10	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 33.10 (Disruption to Payment Systems etc.), the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the

Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and each officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights)and the provisions of the Third Parties Act.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)
Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

29.11	Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of its gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.10 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

29.12	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions Facility Agent under the Finance Documents.

(e)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29 (The Facility Agent and the Arranger) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Facility Agent.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(h)	The consent of the Borrowers (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

29.13	Confidentiality

(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than that division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

29.14	Relationship with the Lenders

(a)
Subject to Clause 27.10 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

(c)
Each Lender shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each Lender shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

(d)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 35.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 35.2 (Addresses) and paragraph (a)(iii) of Clause 35.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document or the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)
the adequacy, accuracy and/or completeness of any other information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

29.16	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.17	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

30	THE SECURITY AGENT

30.1	Trust

(a)
The Security Agent declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30 (The Security Agent) and the other provisions of the Finance Documents.

(b)
Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Finance Documents (and no others shall be implied).

(c)
The Security Agent shall not have any liability to any person in respect of its duties, obligations and responsibilities under this Agreement or the other Finance Documents except as expressly set out in paragraph (a) of Clause 30.1 (Trust) and as excluded or limited by this Clause 30 (The Security Agent) including in particular Clause 30.6 (Instructions to Security Agent and exercise of discretion), Clause 30.11 (Responsibility for documentation), Clause 30.12 (Exclusion of liability) and Clause 30.14 (Lenders’ indemnity to the Security Agent).

30.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)
All amounts received or recovered by the Security Agent in connection with this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 33.5 (Application of receipts; partial payments).

(f)	This Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

30.3	No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Finance Documents creating the Transaction Security except through the Security Agent.

30.4	Application of receipts

(a)
Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Agent receives or recovers and which are, or are attributable to, Security Property shall be transferred to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts; partial payments).

(b)	Paragraph (a) above is without prejudice to the rights of the Security Agent, each Receiver and each Delegate:

(i)	under Clause 14.4 (Indemnity to the Security Agent) to be indemnified out of the Charged Property; and

(ii)	under any Finance Document to credit any moneys received or recovered by it to any suspense account.

30.5	Deductions from receipts

(a)
Before transferring any moneys to the Facility Agent under Clause 30.4 (Application of receipts), the Security Agent may deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Agent or any Receiver or Delegate and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable.

(b)
For the purposes of paragraph (a) above, if the Security Agent has become entitled to require a sum to be paid to it on demand. That sum shall be treated as due and payable, even if no demand has yet been served.

30.6	Instructions to Security Agent and exercise of discretion

(a)
Subject to paragraph (d) below, the Security Agent shall act in accordance with any instructions given to it by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) or, if so instructed by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)), refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that:

(i)
any instructions received by it from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)
The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)
Any instructions given to the Security Agent by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) shall override any conflicting instructions given by any other Party.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action; and

(iii)
in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, the provisions set out in Clauses 30.8 (Security Agent's discretions) to Clause 30.26 (Disapplication).

30.7	Security Agent's Actions

Without prejudice to the provisions of Clause 30.4 (Application of receipts), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

30.8	Security Agent's discretions

(a)	The Security Agent may:

(i)
assume (unless it has received actual notice to the contrary from the Facility Agent) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(ii)	any notice or request made by the Borrowers (other than the Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors;

(iii)
if it receives any instructions or directions to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(iv)
engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(v)	act in relation to the Finance Documents through its personnel and agents;

(vi)	disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement;

(vii)
rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(viii)
refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

(b)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

30.9	Security Agent's obligations

The Security Agent shall promptly:

(a)	copy to the Facility Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(b)
forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c)
inform the Facility Agent of the occurrence of any Default or any default by a Debtor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Agreement.

30.10	Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)
be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	have or be deemed to have any relationship of trust or agency with, any Obligor.

30.11	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)
any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Security Property or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(d)
the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Property; or

(e)	any shortfall which arises on the enforcement or realisation of the Security Property.

30.12	Exclusion of liability

(a)
Without limiting Clause 30.13 (No proceedings), none of the Security Agent, any Receiver or any Delegate will be liable for any action taken by it or not taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(c)
Nothing in this Agreement shall oblige the Security Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

30.13	No proceedings

No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a

Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property.

30.14	Lenders’ indemnity to the Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

30.15	Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

30.16	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)
take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Finance Documents creating the Transaction Security.

30.17	Insurance by Security Agent

(a)
The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request.

30.18	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

30.19	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

30.20	Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

30.21	Business with the Debtors

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any of the Obligors.

30.22       Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that (a) all of the Secured Liabilities and all other obligations secured by the Finance Documents creating the Transaction Security have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Finance Documents creating the Transaction Security; and

(b)	any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Finance Documents creating the Transaction Security.

30.23	Perpetuity period

The trusts constituted by this Agreement are governed by English law and the perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

30.24	Powers supplemental

The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

30.25	Trustee division separate

(a)
In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)
If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

30.26	Disapplication

In addition to its rights under or by virtue of this Agreement and the other Finance Documents, the Security Agent shall have all the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999, the Trustee Act 2000 and by general law or otherwise, provided that:

(a)	section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents; and

(b)
where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, such provisions shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

30.27	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

and, in particular, each Servicing Bank shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

30.28	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its affiliates as successor by giving notice to the Borrowers and each Secured Party.

(b)	Alternatively the Security Agent may resign by giving notice to the other Parties in which case the Majority Lenders may appoint a successor Security Agent.

(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(d)
The retiring Security Agent (the "Retiring Security Agent") shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)
The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer, by way of a document expressed as a deed, of all of the Security Property to that successor.

(f)
Upon the appointment of a successor, the Retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.22 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clause 30 (The Security Agent), Clause 14.4 (Indemnity to the Security Agent), Clause 30.14 (Lenders’ indemnity to the Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Security Agent.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.

(h)	The consent of the Borrowers (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

30.29	Delegation

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

30.30	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrowers and the Facility Agent of that appointment.

(b)
Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

31	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of receipts; partial payments).

32.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.5 (Application of receipts; partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party ‘s rights

On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

32.5	Exceptions

(a)
This Clause 32 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

33	PAYMENT MECHANICS

33.1	Payments to the Facility Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

33.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency or, in the case of an Advance, to such account of such person as may be specified by the Borrowers in a Utilisation Request..

33.3	Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

33.5	Application of receipts; partial payments

(a)
Subject to paragraph (b) below and except as any Finance Document may otherwise provide, any payment that is received or recovered by any Finance Party under, in connection with, or pursuant to any Finance Document shall be paid to the Facility Agent which shall apply the same in the following order:

(i)	first, in or towards payment of any amounts then due and payable under any of the Finance Documents;

(ii)
secondly, in retention of an amount equal to any amount not then payable under any Finance Document but which the Facility Agent, by notice to the Borrowers and the other Finance Parties, states in its opinion will or may become payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them; and

(iii)	thirdly, any surplus shall be paid to the Borrowers or to any other person who appears to be entitled to it.

(b)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent and the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or commission due to any Finance Party but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(c)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (b)(ii) to (b)(iv) above.

(d)	Paragraphs (a), (b) and (c) above will override any appropriation made by an Obligor.

33.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8	Currency of account

(a)	Subject to paragraphs (b) to (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

33.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.10	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrowers that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 41 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.10 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	NOTICES

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties);

(b)
in the case of each Lender or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

35.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Bank will be effective only when actually received by that Servicing Bank and then only if it is expressly marked for the attention of the department or officer of that Servicing Bank specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Bank shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

35.4	Notification of address and fax number

(a)
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

35.5	Electronic communication

(a)
Any communication to be made by any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

35.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a Translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36	CALCULATIONS AND CERTIFICATES

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2         Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No election to affirm any of the Finance Documents on the part of a Secured Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Obligor shall be conditional upon no security or payment to any Finance Party by any Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

40	IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, an Obligor or by any other person in purported payment or discharge of an obligation of that Obligor to a Finance Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

41	AMENDMENTS AND WAIVERS

41.1	Required consents

(a)
Subject to Clause 41.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 41 (Amendments and Waivers).

41.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or extension of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(v)	a change to any Obligor;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	this Clause 41 (Amendments and Waivers); or

(viii)
any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 8 (Interest), Clause 25 (Application of Earnings) or Clause 27 (Changes to the Lenders); or

(ix)
any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document); or

(x)	the nature or scope of the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity),

shall not be made without the prior consent of all the Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of a Servicing Bank or the Arranger (each in their capacity as such) may not be effected without the consent of that Servicing Bank or, as the case may be, the Arranger.

42	CONFIDENTIALITY

42.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.2 (Disclosure of Confidential Information) and Clause 42 (Confidentiality), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

42.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party chargers, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.9 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Guarantor;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the

Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vi) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the  and the relevant Finance Party;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

42.3	Disclosure to numbering service providers.

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Facility Agent and the Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currency of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Borrowers,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xiii) above is, nor will at any time be, unpublished price-sensitive information.

42.4	Entire agreement

This Clause 42 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

42.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

42.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 42.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 42 (Confidentiality).

42.7	Continuing obligations

The obligations in this 42 (Confidentiality) are continuing and , in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceased to be a Finance Party.

42.8	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

43	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

44	ENFORCEMENT

44.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
This Clause 44.1 (Jurisdiction) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

44.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints [WFW Legal Services Ltd of 15 Appold Street, London, EC2A 2HB], England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within 3 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
FASTNET SHIPCO LLC SHANNON SHIPCO LLC ROCKALL SHIPCO LLC FORTH SHIPCO LLC VIKING SHIPCO LLC	The Marshall Islands The Marshall Islands The Marshall Islands The Marshall Islands The Marshall Islands	961620 961627 961625 961752 961902	c/o CityGate Building, Second Floor, Mahon, Cork, Ireland]
Fax: +353 21 240 9501 Attn: Mr Paul Tivnan

Name of Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
Ardmore Shipholding	Republic of Ireland	483943	c/o CityGate Building, Second Floor, Mahon, Cork, Ireland
Fax: +353 21 240 9501 Attn: Mr Paul Tivnan

SCHEDULE 1

THE PARTIES

PART B

THE ORIGINAL LENDER

Name of Original Lender DVB Bank SE	Commitment $81,850,000	Address for Communication DVB Bank SE, Platz der Republic 6, D-60325 Frankfurt am Main, Federal Republic of Germany Fax: +44 207 256 4352 Attn: TLS.London@dvbbank.com

SCHEDULE 1

THE PARTIES

PART C

THE SERVICING BANKS

Name of Facility Agent DVB Bank SE
Address for Communication

c/o

DVB Bank SE (Representative Office Greece),
3 Moraitini Street & 1 Palea Leof.
Posidonos, Delta Paleo Faliro,
17561 Athens, Greece

Fax: +30 210 455 7420

Attn: Chemical, LPG & Product Tanker Group

and if in relation to loan administration (for example disbursement and selection of interest periods) with a copy to:

DVB Bank SE (London office)
Park House,
16-18 Finsbury Circus
London EC2M 7EB

Fax: +44 207 256 4352

Attn: TLS.London@dvbbank.com

Name of Security Agent DVB Bank SE	Address for Communication DVB Bank SE, Platz der Republic 6, D-60325 Frankfurt am Main, Federal Republic of Germany Fax: +44 207 256 4352 Attn: TLS.London@dvbbank.com

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO FIRST UTILISATION REQUEST

1	Obligors

1.1	A copy of the constitutional documents of each Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request, each Selection Notice and the Loans Administration Form) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	An original of the power of attorney of each Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

1.5
A copy of a resolution signed by Guarantor as the holder of the membership interests in each of the Borrowers, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Borrowers are a party.

1.6
A certificate of the Borrowers and the Guarantor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.7
A certificate of each Obligor that is incorporated outside the UK (signed by a director) certifying that it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations.

1.8
A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Shipbuilding Contracts

(a)
In relation to each New Ship, a copy of the Shipbuilding Contract relating to that Ship and of all documents signed or issued by the relevant Newbuild Owner which is a party to such Shipbuilding Contract or the Builder (or both of them) under or in connection with it.

(b)
In relation to each New Ship, such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution of each Shipbuilding Contract by the relevant Newbuild Owner which is a party to such Shipbuilding Contract and the Builder of and of all documents to be executed by that relevant Newbuild Owner and the Builder under or in connection with it.

3	Existing Charters

3.1
In relation to each Existing Ship, a copy of the Existing Charter relating to that Ship and of all documents signed or issued under or in connection with it by the relevant Existing Owner and the relevant Existing Charterer (or both of them).

3.2
In relation to each Existing Ship, such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution by the relevant Existing Owner and the relevant Approved Charterer of the Existing Charter to which they are each a party and of all documents to be executed by the relevant Existing Owner and the relevant Approved Charterer under or in connection with it, including without limitation a copy of any standard charter questionnaire completed in respect of a Charter.

4	Security

4.1	A duly executed original of each of the Accounts Security and of each of the Membership Interests Securitys (and of each document to be delivered under each of them).

5	Legal opinions

5.1
A legal opinion of Watson, Farley & Williams LLP, legal advisers to the Arranger, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lender before signing this Agreement.

5.2
A legal opinion of Watson, Farley & Williams LLP, New York, legal advisers to the Arranger, the Facility Agent and the Security Agent in relation to the laws of the Marshall Islands, substantially in the form distributed to the Original Lender before signing this Agreement

5.3
A legal opinion of Flynn o’ Driscoll, legal advisers to the Arranger, the Facility Agent and the Security Agent in the Republic of Ireland, substantially in the form distributed to the Original Lender before signing this Agreement.

5.4
If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lender before signing this Agreement.

6	Other documents and evidence

6.1	Evidence that any process agent referred to in Clause 44.2 (Service of process) has accepted its appointment.

6.2
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document, any Existing Charter or for the validity and enforceability of any Finance Document, any Existing Charter.

6.3	The Original Financial Statements of the Guarantor.

6.4
Evidence satisfactory to the Facility Agent that each of the Accounts has been opened with the Account Bank and that the provisions of Clause 20.1 are complied with, such evidence to be provided with any other information in connection with the operation of the Accounts that the Facility Agent reasonable requires.

6.5	An original of the Loans Administration Form duly executed on behalf of each Borrower.

6.6	Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents, including without limitation a written statement of each Obligor listing the natural persons ultimately and beneficially controlling and/or owning more than 25% of each of the Obligors.

6.7	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

SCHEDULE 2

CONDITIONS PRECEDENT

PART B

CONDITIONS PRECEDENT TO UTILISATION UNDER AN EXISTING SHIP TRANCHE

For the purposes of this Schedule 2 Part B:

“Relevant Ship” means the Existing Ship to which the New Ship Tranche that is the subject of the Utilisation Request relates;

“Relevant Borrower” means the Borrower which is the owner of the Relevant Ship; and

“Relevant Advance” means the borrowing of the Existing Ship Tranche relating to the Relevant Ship.

1	Relevant Borrower

A certificate of an authorised signatory of the Borrowers certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date of the Relevant Advance.

2	Release of existing security

An original deed of release and discharge in respect of all of the security created pursuant to the Existing Loan Agreement in a form acceptable to the Facility Agent and duly executed by the parties thereto.

3	Ship and other security

3.1
A duly executed original of the Mortgage and the General Assignment in in respect of the Relevant Ship and of each other Finance Document (other than those Finance Documents referred to in Schedule 2 Part B and the Subordination Agreement) and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of the Relevant Ship has been duly registered as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag.

3.2	Documentary evidence that the Relevant Ship:

(a)	is definitively and permanently registered in the name of the Relevant Borrower under the Approved Flag.

(b)	is in the absolute and unencumbered ownership of the Relevant Borrower save as contemplated by the Finance Documents;

(c)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(d)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

3.3
Documents establishing that the Relevant Ship will, as from the Utilisation Date of the Relevant Advance, be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager’s Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and

(b)
copies of the Approved Technical Manager’s Document of Compliance and of the Relevant Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to the Relevant Ship including without limitation an ISSC.

3.4	An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

3.5	In respect of the Relevant Ship’s, if applicable:

(a)	copies of the approval page of the stability booklet and the page setting out the Relevant Ship’s light displacement tonnage ;

(b)	work list from the latest dry dock completed ;

(c)
a charter description of the Relevant Ship pursuant to any standard questionnaire completed in respect of the Relevant Ship (including, without limitation, Intertanko’s standard chartering questionnaire 88);

(d)	copy of any certificate of financial responsibility relating to the relevant Ship;

(e)	a copy of the relevant Ship’s vessel response plan;

(f)	a certificate confirming that the relevant Ship is free from asbestos or glass wool and nuclear products ; and

(g)	in relation to Ship C, the username and password for the Relevant Borrower’s account under Chemical Distribution Institute to Techcom@dvbbank.com.

4	Legal opinions

Legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in England and Wales and the Marshall Islands and such other relevant jurisdictions as the Facility Agent may require.

5	Other documents and evidence

(a)
Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date for the Delivery Advance.

(b)
In respect of the Relevant Ship, a duly signed original of the Classification Society undertaking in the form set out in part II of Schedule 12 (Approved Classification Society Undertaking) and a copy of the letter of instruction sent to the Approved Classification Society in the form set out in part I of Schedule 12 (Instructions to Approved Classification Society).

SCHEDULE 2

CONDITIONS PRECEDENT

PART C

CONDITIONS PRECEDENT TO UTILISATION OF A DELIVERY ADVANCE

For the purposes of this Schedule 2 Part C:

“Relevant Ship” means the New Ship to which the Existing Ship Tranche that is the subject of the Utilisation Request relates;

“Relevant Borrower” means the Borrower which is, or pursuant to the Shipbuilding Contract relating to the Relevant Ship is to be, the owner of the Relevant Ship; and

“Relevant Advance” means the borrowing of the New Ship Tranche relating to the Relevant Ship.

1	Relevant Borrower

A certificate of an authorised signatory of the Borrowers certifying that each copy document which it is required to provide under this Part C of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date of the Relevant Advance.

2	Ship and other security

2.1
A duly executed original of the Mortgage, the General Assignment and the Account Security relating to the Escrow Account in the name of the Relevant Borrower(if applicable) in respect of the Relevant Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of the Relevant Ship has been duly registered as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag.

2.2	Documentary evidence that the Relevant Ship:

(a)
has been unconditionally delivered by the Builder to, and accepted by, the Relevant Borrower under its Shipbuilding Contract and that the full purchase price payable and all other sums due to the Builder under that Shipbuilding Contract, other than the sums to be financed pursuant to the Relevant Advance, have been paid to the Builder (thereby evidencing that the Relevant Borrower's equity contribution for the relevant Ship has been paid to the Builder);

(b)	is definitively and permanently registered in the name of the Relevant Borrower under the Approved Flag.

(c)	is in the absolute and unencumbered ownership of the Relevant Borrower save as contemplated by the Finance Documents;

(d)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society;

(e)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with; and

(f)	that a New Ship Charter has been entered into in respect of the Relevant Ship or that provisions of Clause 20.2 have been complied with (Escrow Arrangements).

2.3
Documents establishing that the Relevant Ship will, as from the Utilisation Date of the Relevant Advance, be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager’s Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and

(b)
copies of the Approved Technical Manager’s Document of Compliance and of the Relevant Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to the Relevant Ship including without limitation an ISSC.

2.4	An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

2.5	In respect of the Relevant Ship’s, if applicable:

(a)	copies of the approval page of the stability booklet and the page setting out the Relevant Ship’s light displacement tonnage;

(b)
a charter description of the Relevant Ship pursuant to any standard questionnaire completed in respect of the Relevant Ship (including, without limitation, Intertanko’s standard chartering questionnaire 88);

(c)	copy of any certificate of financial responsibility relating to the relevant Ship;

(d)	a copy of the relevant Ship’s vessel response plan; and

(e)	a certificate confirming that the relevant Ship is free from asbestos or glass wool and nuclear products.

3	Legal opinions

Legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in England and Wales and the Marshall Islands and such other relevant jurisdictions as the Facility Agent may require.

4	Other documents and evidence

(a)
Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date for the Delivery Advance.

(b)
In respect of the Relevant Ship, a duly signed original of the Classification Society undertaking in the form set out in part II of Schedule 12 (Approved Classification Society Undertaking) and a copy of the letter of instruction sent to the Approved Classification Society in the form set out in part I of Schedule 12 (Instructions to Approved Classification Society).

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

From:      FASTNET SHIPCO LLC
SHANNON SHIPCO LLC
ROCKALL SHIPCO LLC
FORTH SHIPCO LLC
VIKING SHIPCO LLC

To:           DVB Bank SE
(as Facility Agent as defined in the Agreement referred to below)

Dated:                      [●]

Dear Sirs

FASTNET SHIPCO LLC, SHANNON SHIPCO LLC, ROCKALL SHIPCO LLC, FORTH SHIPCO LLC, VIKING SHIPCO LLC – $81,850,000 Facility Agreement dated [●] (the “Agreement”)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow an Advance under Tranche [1]/[2]/[3]/[4]/[5] on the following terms:

Proposed Utilisation Date:                                [●] (or, if that is not a Business Day, the next Business Day)

Amount:                                                               [●] or, if less, the Available Facility

Interest Period or the first Advance:               [●]

3
We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) Clause 4.2 (Further conditions precedent) as they relate to the Advance to which this utilisation request refers of the Agreement is satisfied on the date of this Utilisation Request.

4	The proceeds of this Advance should be credited to [account].

5	This Utilisation Request is irrevocable.

Yours faithfully

[●]

authorised signatory for
FASTNET SHIPCO LLC
SHANNON SHIPCO LLC
ROCKALL SHIPCO LLC
FORTH SHIPCO LLC
VIKING SHIPCO LLC

SCHEDULE 3

REQUESTS

PART B

SELECTION NOTICE

From:      FASTNET SHIPCO LLC
SHANNON SHIPCO LLC
ROCKALL SHIPCO LLC
FORTH SHIPCO LLC
VIKING SHIPCO LLC

To:           DVB Bank SE
(as Facility Agent as defined in the Agreement referred to below)

Dated:    [●]

Dear Sirs

FASTNET SHIPCO LLC, SHANNON SHIPCO LLC, ROCKALL SHIPCO LLC, FORTH SHIPCO LLC, VIKING SHIPCO LLC – $81,850,000 Facility Agreement dated [●] (the “Agreement”)

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that the next Interest Period for the Sub-Loan in respect of under Tranche [1]/[2]/[3]/[4]/[5] be [●].

3	This Selection Notice is irrevocable.

Yours faithfully

[●]

authorised signatory for
FASTNET SHIPCO LLC
SHANNON SHIPCO LLC
ROCKALL SHIPCO LLC
FORTH SHIPCO LLC
VIKING SHIPCO LLC

SCHEDULE 4

MANDATORY COST FORMULAE

1
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the Loan) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Lender lending from a Facility Office in a member state of the European Union that has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the Economic and Monetary Union will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in the Loan made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

4.1	in relation to a sterling Loan:

AB+C(B-D)+Ex0.01 per cent. per annum
100-(A+C)
4.2	in relation to a Loan in any currency other than sterling:

E x 0.01  per cent. per annum
   300
Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 8.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing, Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Lenders to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

5.1	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

5.2
“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

5.3
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.l Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

5.4	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7
If requested by the Facility Agent, each Lender shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Lender.

8
Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

8.1	the jurisdiction of its Facility Office; and

8.2	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10
The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11
The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12
Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13
The Facility Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:          [●] as Facility Agent

From:      [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:    [●]

FASTNET SHIPCO LLC, SHANNON SHIPCO LLC, ROCKALL SHIPCO LLC, FORTH SHIPCO LLC, VIKING SHIPCO LLC – $81,850,000 Facility Agreement dated [●] (the “Agreement”)

1
We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 27.6 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 27.6 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are” is governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details

for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:[●]	By:[●]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

[Facility Agent]

By:[●]

SCHEDULE 6

FORM OF ASSIGNMENT AGREEMENT

To:           [●] as Facility Agent and [●] as Borrowers, for and on behalf of each Obligor

From:           [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

FASTNET SHIPCO LLC, SHANNON SHIPCO LLC, ROCKALL SHIPCO LLC, FORTH SHIPCO LLC, VIKING SHIPCO LLC – $81,850,000 Facility Agreement dated [●] (the “Agreement”)

1
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.7 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.5 (Limitation of responsibility of Existing Lenders).

7
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.8 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]                                [New Lender]

By:           By:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:           DVB Bank SE
(as Facility Agent as defined in the Agreement referred to below)

From:           Ardmore Shipholding Limited

Dated:                      [●]

Dear Sirs

FASTNET SHIPCO LLC, SHANNON SHIPCO LLC, ROCKALL SHIPCO LLC, FORTH SHIPCO LLC, VIKING SHIPCO LLC – $81,850,000 Facility Agreement dated [●] (the “Agreement”)

1
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that: [Insert details of covenants to be certified]

3	[We confirm that no Default is continuing.]*

Signed:                                                      …............                      …............

Director                      Senior Officer
of           of
Ardmore Shipholding Limited                                                      Ardmore Shipholding Limited

SCHEDULE 8

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Three Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))
Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders’ participation)	Three Business Days before the intended Utilisation Date.

LIBOR is fixed	Quotation Day as of 11:00 am London time

SCHEDULE 9

SHIPS

PART I – EXISTING SHIPS

Ship	Owner	Ship name	Type / Capacity	IMO No	Built	Builder / Country	Approved Classification Society	Approved Classification
Ship A	Fastnet Shipco LLC	m.t. “Ardmore Seafarer”	Double hull product tanker of 45,744 dwt	9310161	2004	Minami Nippon / Japan	Lloyds Register	X100A1 Double Hull Oil Tanker, ESP,*IWS, LI XLMC IGS, UMS
Ship B	Shannon Shipco LLC	m.t. “Ardmore Seamaster”	Double hull product tanker of 45,840 dwt	9271951	2004	Shin Kurushima / Japan	American Bureau of Shipping	XA1, Oil Carrier, (E), XAMS, XACCU, VEC, SHR
Ship C	Rockall Shipco LLC	m.t. “Ardmore Centurion”	Double hull chemical tanker with epoxy coating (IMO II) of 28,987 dwt	9313448	2005	STX Shipbuilding / S. Korea	American Bureau of Shipping	XA1, Chemical Carrier, Oil Carrier, (E), XAMS, XACCU, VEC, SH

PART II – NEW SHIPS

Ship	Buyer	Hull No	Vessel Type / Capacity	Shipbuilding Contract	Builder
Ship D	Forth Shipco LLC	S-5118	Double Hull MR product tanker (IMO III) of 52,000 dwt	Dated 18 May 2011 and entered into between the Builder and Forth Shipco LLC as buyer	SPP Shipbuilding Co., Ltd.
Ship E	Viking Shipco LLC	S-5119	Double Hull MR product tanker (IMO III) of 52,000 dwt	Dated 18 May 2011 and entered into between the Builder and Viking Shipco LLC as buyer	SPP Shipbuilding Co., Ltd.

SCHEDULE 10

LIST OF APPROVED VALUERS

Inge Steensland AS	Norway
Nordic Shipping AS	Norway
RS Platou (Asia) Pte Ltd	Singapore
Platou Shipbrokers AS	Norway
Arrow Valuation Ltd	United Kingdom
Compass Maritime Services LLC	United States
Fearnleys AS	Norway /Singapore
Simpson Spence & Young	United Kingdom
Joachim Grieg & Co	Norway / United Kingdom
Clarksons	United Kingdom/ Greece
Maritime Strategies International (MSI)	United Kingdom
Golden Destiny	Greece
Odin Marine Group LLC	United States/ Singapore
Braemar Shipbrokers Ltd	United Kingdom
E A Gibson Shipbrokers	United Kingdom
ICAP International Ltd	United Kingdom/Singapore
Poten & Partners (UK) Ltd.	United Kingdom
Maersk Brokers AS	Denmark

SCHEDULE 11

EXISTING CHARTERS

Ship	Charter and charterer	Employment date	Employment term	Employment net daily rate
Ship A	time charter dated 22 June 2012 between Fastnet Shipco LLC and Itochu Enex Co., Ltd. as charterer]	27 July 2012	1 year	$13,035/day
Ship B	time charter dated 17 September 2010 between Shannon Shipco LLC and Dampskibsselskabet NORDEN A/S as charterer	21 October 2010	3 years (ending 20 October 2013)	$13,997/day
Ship C	Time Charter dated 9 December 2011 and amended and supplemented on 8 June 2012 between Rockall Shipco LLC and Navig8 Tanker Shipping Ltd.	December 2011	8 December 2012	$11,500 per day plus profit share

SCHEDULE 12

PART I - LETTER OF INSTRUCTION TO APPROVED CLASSIFICATION SOCIETY

To: [Insert name of Approved Classification Society]

Date:

Dear Sirs

Name of ship: m.v. “[●]” (the “Ship”)
Flag: [●]
Name of Owner:  [●] (the “Owner”)
Name of mortgagee: DVB Bank SE (the “Mortgagee”)

We refer to the Ship, which is registered in the ownership of the Owner, and which has been entered in and classed by [insert name of classification society] (the “Classification Society”).

The Mortgagee has agreed to provide financing to the Owner upon condition that, among other things, the Owner issues to the Mortgagee this letter of instruction to the Classification Society in the form presented by the Mortgagee.

The Owner and the Mortgagee irrevocably and unconditionally instruct and authorise the Classification Society (notwithstanding any previous instructions whatsoever which the Owner may have given to the Classification Society to the contrary) as follows:

1
to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original certificates of class and other class records held by the Classification Society in relation to the Ship;

2
to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Owner and the Ship at the offices of the Classification Society and to take copies of them and, to the extent possible, to grant the Mortgagee electronic access to such records;

3	to notify the Mortgagee immediately by email to techcom@dvbbank.com if the Classification Society:

(a)	receives notification from the Owner or any other person that the Ship's classification society is to be changed;

(b)	imposes a condition of class or issues a class recommendation in respect of the Ship;

(c)
becomes aware of any facts or matters which may result or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship's class under the rules or terms and conditions of the Owner's or the Ship's membership of the Classification Society;

4	following receipt of a written request from the Mortgagee:

(a)
to confirm that the Owner is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; or

(b)	if the Owner is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society.

Notwithstanding the above instructions given for the benefit of the Mortgagee, the Owner shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing in this letter should be construed as imposing any obligation or liability on the Mortgagee to the Classification Society in respect thereof.   The instructions and authorisations which are contained in this notice shall remain in full force and effect until the Owner and the Mortgagee together give you notice in writing revoking them.

The Owner undertakes to reimburse the Classification Society in full for any costs or expenses it may incur in complying with the instructions and authorisations referred to in this letter.

This letter and any non-contractual obligations arising from or connected with it are governed by English law.

...............................
For and on behalf of
[INSERT NAME OF OWNER]

...............................
For and on behalf of
[INSERT NAME OF MORTGAGEE]

PART II – LETTER OF UNDERTAKING FROM APPROVED CLASSIFICATION SOCIETY

To: [name of Owner]
and
DVB Bank SE

Dated:

Dear Sirs

Name of ship: m.v. "[ ]" (the "Ship")
Flag: [ ]
Name of Owner: [ ] (the "Owner")
Name of mortgagee: DVB Bank SE (the "Mortgagee")

We [name of Approved Classification Society], hereby acknowledge receipt of a letter (a copy of which is attached hereto) dated [ ] sent to us by the Owner and the Mortgagee (together the "Instructing Parties") regarding the Ship.

In consideration of the payment of US$10 by the Instructing Parties and the agreement by the Mortgagee to approve the selection of [name of Approved Classification Society] (the receipt and adequacy of which is hereby acknowledged), we undertake to comply with the instructions of the Instructing Parties contained in such letter.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

Yours faithfully

For and on behalf of
[NAME OF APPROVED CLASSIFICATION SOCIETY]

SCHEDULE 13

SHIPS

Loans Administration Form

To: Transaction & Loan Services
DVB Bank SE
Platz der Republic 6
D-60325 Frankfurt am Main
Federal Republic of Germany

[Date]

Attention: Transaction & Loan Services

Re: Providing financing to Fastnet Shipco LLC, Shannon Shipco LLC, Rockall Shipco LLC, Forth Shipco LLC and Viking Shipco LLC as joint as several borrowers (the “Companies”) in relation to m.t.s “Ardmore Seafarer”, “Ardmore Seamaster”, “Ardmore Centurion” and hull numbers S-5118 and S5119 at SPP Shipbuilding Co., Ltd. (the “Financing”).

We refer to the Financing and a facility agreement (the “Facility Agreement”) dated [●] and entered into between, inter alios, us, as borrowers and DVB Bank SE as Facility Agent for and on behalf of the Lenders in relation to the Financing. Terms and expressions not otherwise defined herein shall have the same meaning as defined in the Facility Agreement. We hereby appoint the following persons to act as our point of contact with regards to any issue arising in connection with the administration to the Facility Agreement or any other documents related to the Financing:

1. Mr Paul Tivnan – General Manager Finance & Accounting
2. Mr Anthony Gurnee – Chief Executive Officer
3. Mr Mark Cameron – Chief Operating Officer

No other persons other than the Directors of the Company or the persons listed above (the “Authorised Persons”) are hereby authorised to request any information from you regarding the Facility Agreement or any other matter related to the Financing or the Company or communicate with you in any way regarding the forgoing in and under any circumstances.

For the avoidance of doubt, the following are the Directors of Ardmore Shipholding Limited (Ardmore Shipholding Limited is the sole member of the Shipco’s):

1. Mr Reginald Jones III
2. Mr Anthony Gurnee
3. Mr Niall McComiskey
4. Mr Brian Dunne
5. Mr Matthew Burke
6. Mr Mark Cameron (Alternate)

This list of authorised persons may only be amended, modified or varied in writing by an Authorised Person with copy to the other Authorised Persons. We agree to indemnify you and hold you harmless in relation to any information you provide to any Authorised Person. This letter shall be governed and construed in accordance with English law.

Yours sincerely

Fastnet Shipco LLC
Shannon Shipco LLC
Rockall Shipco LLC
Forth Shipco LLC
Viking Shipco LLC

EXECUTION PAGES

BORROWER

SIGNED by	)	/s/ George Macheras
GEORGE MACHERAS	)	George Macheras
attorney-in-fact	)	Attorney-in-fact
for and on behalf of	)
FASTNET SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB

SIGNED by	)	/s/ George Macheras
GEORGE MACHERAS	)	George Macheras
attorney-in-fact	)	Attorney-in-fact
SHANNON SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB

SIGNED by	)	/s/ George Macheras
GEORGE MACHERAS	)	George Macheras
attorney-in-fact	)	Attorney-in-fact
ROCKALL SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB

SIGNED by	)	/s/ George Macheras
GEORGE MACHERAS	)	George Macheras
attorney-in-fact	)	Attorney-in-fact
FORTH SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB

SIGNED by	)	/s/ George Macheras
GEORGE MACHERAS	)	George Macheras
attorney-in-fact	)	Attorney-in-fact
for and on behalf of	)
VIKING SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB

GUARANTOR

SIGNED by	)	/s/ George Macheras
GEORGE MACHERAS	)	George Macheras
attorney-in-fact	)	Attorney-in-fact
ARDMORE SHIPHOLDING LIMITED	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB

LENDERS

SIGNED by	)	/s/ Andrew Baird
ANDREW BAIRD	)
attorney-in-fact	)
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB

ARRANGER

SIGNED by	)	/s/ Andrew Baird
ANDREW BAIRD	)
attorney-in-fact	)
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB

FACILITY AGENT

SIGNED by	)	/s/ Andrew Baird
ANDREW BAIRD	)
attorney-in-fact	)
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB

SECURITY AGENT

SIGNED by	)	/s/ Andrew Baird
ANDREW BAIRD	)
attorney-in-fact	)
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)

Witness' signature:	)	/s/ Michaela Croft
Witness' name:	)	Michaela Croft
Witness' address:	)	Trainee Solicitor
	)	London EC2A 2HB